As filed with the Securities and Exchange Commission on August 19, 2026.
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM F-10
REGISTRATION STATEMENT UNDER
THE SECURITIES ACT OF 1933

CIZZLE BRANDS CORPORATION
(Exact name of Registrant as specified in its charter)
British Columbia, Canada (Province or other Jurisdiction of Incorporation or Organization)	2000 (Primary Standard Industrial Classification Code Number)	Not Applicable (I.R.S. Employer Identification Number, if applicable)
35 McCleary Court, Unit 21, Concord, Ontario L4K 3Y9, Canada
(416) 505-0929
(Address and telephone number of Registrant’s principal executive offices)
Bennett Jones (US) LLP
45 Rockefeller Plaza Suite 2602, New York, NY 10111
(212) 680-4120
(Name, address (including zip code) and telephone number (including area code) of agent for service in the United States)

Copies to:
Alyse Sagalchik Alston & Bird LLP 227 West Monroe Street Suite 3900 Chicago, IL 60606 (312) 702-8700	John Celenza Chief Executive Officer Cizzle Brands Corp. 35 McCleary Court, Unit 21 Concord, ON, L4K 3Y9, Canada (416) 505-0929	Aaron Sonshine Bennett Jones LLP 3400 One First Canadian Place P.O. Box 130 Toronto, ON M5X 1A4, Canada (416) 777-6448

Approximate date of commencement of proposed sale of the securities to the public:
As soon as practicable after this Registration Statement becomes effective
Province of Ontario, Canada
(Principal jurisdiction regulating this offering)

A.   ☐
upon filing with the Commission, pursuant to Rule 467(a) (if in connection with an offering being made contemporaneously in the United States and Canada).

B.   ☒
at some future date (check appropriate box below)

1.   ☐
pursuant to Rule 467(b) on (  ) at (  ) (designate a time not sooner than seven calendar days after filing).

2.   ☐
pursuant to Rule 467(b) on (  ) at (  ) (designate a time seven calendar days or sooner after filing) because the securities regulatory authority in the review jurisdiction has issued a receipt or notification of clearance on (  ).

3.   ☒
pursuant to Rule 467(b) as soon as practicable after notification of the Commission by the Registrant or the Canadian securities regulatory authority of the review jurisdiction that a receipt or notification of clearance has been issued with respect hereto.

4.   ☐
after the filing of the next amendment to this form (if preliminary material is being filed).

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to the home jurisdiction’s shelf prospectus offering procedures, check the following box. ☒
The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registration Statement shall become effective as provided in Rule 467 under the Securities Act of 1933 or such date as the Commission, acting pursuant to Section 8(a) of the Act, may determine.

PART I
INFORMATION REQUIRED TO BE
DELIVERED TO OFFEREES OR PURCHASERS
This short form prospectus is a base shelf prospectus. This short form base shelf prospectus has been filed under legislation in each of the provinces and territories of Canada that permits certain information about these securities to be determined after this short form base shelf prospectus has become final and that permits the omission from this prospectus of that information. The legislation requires the delivery to purchasers of a prospectus supplement containing the omitted information within a specified period of time after agreeing to purchase any of these securities, except where an exemption from such delivery requirements is available.
No securities regulatory authority has expressed an opinion about these securities and it is an offence to claim otherwise. This short form base shelf prospectus constitutes a public offering of these securities only in those jurisdictions where they may be lawfully offered for sale and therein only by the persons permitted to sell such securities.
The securities offered hereunder have not been and will not be registered under the United States Securities Act of 1933, as amended (the “U.S. Securities Act”), or any state securities laws. These securities will not be offered or sold to, or for the account or benefit of, persons within the United States or “U.S. persons”, as such term is defined in Regulation S under the U.S. Securities Act unless the securities are registered under the U.S. Securities Act and applicable state securities laws or an exemption from such registration requirements is available. See “Plan of Distribution”. This short form base shelf prospectus does not constitute an offer to sell or a solicitation of an offer to buy the securities offered hereby to, or for the account or benefit of, persons in the United States or U.S. persons.
Information has been incorporated by reference in this short form base shelf prospectus from documents filed with securities commissions or similar authorities in Canada. Copies of the documents incorporated herein by reference may be obtained on request without charge from the Head of Corporate Development of the Company at 35 McCleary Ct unit 21, Concord, ON L4K 3Y9, 1 (416) 995-7384 and are also available electronically at www.sedarplus.ca.
New Issue and/or Secondary OfferingOctober 7, 2025
SHORT FORM BASE SHELF PROSPECTUS
CIZZLE BRANDS CORPORATION
$150,000,000
Common Shares
Preferred Shares
Warrants
Debt Securities
Subscription Receipts
Units
Cizzle Brands Corporation (the “Company” or “Cizzle”) may offer and issue from time to time the following securities: (i) common shares in the capital of the Company (“Common Shares”); (ii) preferred shares in the capital of the Company (“Preferred Shares”); (iii) warrants exercisable to acquire Common Shares and/or other Securities (as defined below) of the Company (“Warrants”); (iv) senior and subordinated unsecured debt securities, including debt securities convertible or exchangeable into other Securities of the Company (collectively, “Debt Securities”); (v) subscription receipts exchangeable for Common Shares and/or other Securities of the Company (“Subscription Receipts”); and (vi) securities comprised of more than one of Common Shares, Preferred Shares, Warrants and/or Subscription Receipts offered together as a unit (“Units”), or any combination thereof with the aggregate initial offering price not to exceed $150,000,000 during the 25 month period that this short form base shelf prospectus (including any amendments hereto, the “Prospectus”) remains effective.
The Common Shares, Preferred Shares, Warrants, Subscription Receipts, Debt Securities and Units (collectively, the “Securities”) offered hereby may be offered in one or more offerings, separately or together, in separate series, in amounts, at prices and on terms to be determined based on market conditions at the time of sale and set forth in one or more prospectus supplements (collectively or individually, as the case may be, “Prospectus Supplements”). In addition, one or more securityholders (each, a “Selling Securityholder”) of the Company may also offer and sell Securities under this Prospectus. We, or our Selling Securityholders, as applicable, may offer Securities in such amount and, in the case of the Subscription Receipts, Warrants, Debt Securities and Units, with such terms as we, or our Selling Securityholders, as applicable, may determine in light of market conditions. See “Selling Securityholders”.
All shelf information permitted under applicable laws to be omitted from this Prospectus will be contained in one or more Prospectus Supplements that will be delivered to purchasers together with this Prospectus, except in cases where an exemption from such delivery requirements has been obtained. Each Prospectus Supplement containing the specific terms of any Securities will be incorporated by reference into this Prospectus for the purposes of securities legislation as of the date of the Prospectus Supplement and only for the purposes of the distribution of the Securities to which the Prospectus Supplement pertains. The offerings are subject to approval of certain legal matters on behalf of the Company by counsel to the Company. You should read this Prospectus and any Prospectus Supplement before you invest in any Securities.
The specific terms of any Securities offered will be described in a Prospectus Supplement, including: (i) in the case of Common Shares, the number of Common Shares offered, the offering price (in the event the offering is a fixed price distribution), the manner of determining the offering price(s) (in the event the offering is a non-fixed price distribution), the person offering the Common Shares (the Company and/or a Selling Securityholder) and any other specific terms; (ii) in the case of the Preferred Shares, the number of Preferred Shares offered, the offering price (in the event the offering is a fixed price distribution), the manner of determining the offering price(s) (in the event the offering is a non-fixed price distribution), the designation of the particular series, any voting rights, the dividend rate, the dividend payment dates and terms for redemption at the option of the Company or the holder, any exchange or conversion terms, the person offering the Preferred Shares (the Company and/or a Selling Securityholder) and any other specific terms; (iii) in the case of Warrants, the number of Warrants being offered, the offering price (in the event the offering is a fixed price distribution), the manner of determining the offering price(s) (in the event the offering is a non-fixed price distribution), the designation, number and terms of the other Securities purchasable upon exercise of the Warrants, and any procedures that will result in the adjustment of those numbers, the exercise price, the dates and periods of exercise, the person offering the Warrants (the Company and/or a Selling Securityholder) and any other specific terms; (iv) in the case of the Debt Securities, the specific designation of the Debt Securities, whether such Debt Securities are senior or subordinate, the aggregate principal amount of the Debt Securities being offered, the currency or currency unit in which the Debt Securities may be purchased, authorized denominations, any limit on the aggregate principal amount of the Debt Securities of the series being offered, the issue and delivery date, the maturity date, the offering price (at par, at a discount or at a premium), the interest rate or method of determining the interest rate, the interest payment date(s), any conversion or exchange rights that are attached to the Debt Securities, any redemption provisions, any repayment provisions and any other specific terms; (v) in the case of Subscription Receipts, the number of Subscription Receipts being offered, the offering price (in the event the offering is a fixed price distribution), the manner of determining the offering price(s) (in the event the offering is a non-fixed price distribution), the terms, conditions and procedures for the conversion of the Subscription Receipts into other Securities, the designation, number and terms of such other Securities, the person offering the Subscription Receipts (the Company and/or a Selling Securityholder) and any other specific terms; and (vi) in the case of Units, the number of Units offered, the offering price, the designation, number and terms of the other Securities comprising the Units, the person offering the Units (the Company and/or a Selling Securityholder) and any other specific terms. A Prospectus Supplement relating to a particular offering of Securities may include additional information pertaining to the Securities being offered thereunder. See “Plan of Distribution”.
The Securities may be sold by the Company or by a Selling Securityholder, separately or together, through or to one or more underwriters or dealers, through one or more agents, directly by us pursuant to applicable statutory exemptions, or through designated agents from time to time. The Prospectus Supplement relating to a particular offering of Securities will identify each underwriter, dealer or agent, as the case may be, engaged by the Company in connection with the offering and sale of the Securities, and will set forth the terms of the offering of such Securities, including, to the extent applicable, any commissions, fees, discounts or any other compensation payable to underwriters, dealers or agents in connection with the offering, the method of distribution of the Securities, the initial issue price (in the event that the offering is a fixed price distribution), the net proceeds to, and the expenses borne by, us and any other material terms of the plan of distribution. See “Plan of Distribution”.
The Securities may be sold from time to time in one or more transactions at a fixed price or prices or at non-fixed prices. This Prospectus may qualify an “at-the-market distribution”, as defined in National Instrument 44-102 — Shelf Distributions (“NI 44-102”). If offered on a non-fixed price basis, the Securities may be offered at market prices prevailing at the time of sale, at prices determined by reference to the prevailing price of a specified security in a specified market or at prices to be negotiated with purchasers including sales in transactions that are deemed to be “at-the-market distributions”, including sales made directly on Cboe Canada Inc. (the “Exchange”) or other existing trading markets for the Securities, and as set forth in an accompanying Prospectus Supplement, in which case the compensation payable to an underwriter, dealer or agent in connection with any such sale will be decreased by the amount, if any, by which the aggregate price paid for the Securities by the purchasers is less than the gross proceeds paid by the underwriter, dealer or agent to the Company. The price at which the Securities will be offered and sold may vary from purchaser to purchaser and during the period of distribution. See “Plan of Distribution”.

This Prospectus does not qualify the issuance of Debt Securities in respect of which the payment of principal and/or interest may be determined, in whole or in part, by reference to one or more underlying interests including, for example, an equity or debt security, a statistical measure of economic or financial performance including, but not limited to, any currency, consumer price or mortgage index, or the price or value of one or more commodities, indices or other items, or any other item or formula, or any combination or basket of the foregoing items. For greater certainty, this Prospectus may qualify for issuance Debt Securities in respect of which the payment of principal and/or interest may be determined, in whole or in part, by reference to published rates of a central banking authority or one or more financial institutions, such as a prime rate, or to recognized market benchmark interest rates such as Canadian Overnight Repo Rate Average (“CORRA”), Secured Overnight Financing Rate (“SOFR”), or a United States federal funds rate.
In connection with any offering of the Securities, subject to applicable laws and other than an “at-the-market distribution”, the underwriters or agents may over-allot or effect transactions that stabilize or maintain the market price of the offered Securities at a level above that which might otherwise prevail on the open market. Such transactions, if commenced, may be interrupted or discontinued at any time. See “Plan of Distribution”.
The Common Shares are listed on the Exchange under the trading symbol “CZZL” and trade in the United States on the OTCQB under the trading symbol “CZZLF”. On October 6, 2025, the last trading day prior to the filing of this Prospectus, the closing prices of the Common Shares listed on the Exchange and the OTCQB were $0.44 and US$0.31 respectively.
Unless specified in the applicable Prospectus Supplement, there is no market through which the Preferred Shares, Subscription Receipts, Warrants, Units and Debt Securities may be sold and purchasers may not be able to resell the Preferred Shares, Subscription Receipts, Warrants, Units and Debt Securities purchased under this Prospectus and the Prospectus Supplement. This may affect the pricing of the Preferred Shares, Subscription Receipts, Warrants, Units and Debt Securities in the secondary market, the transparency and availability of trading prices, the liquidity of the Preferred Shares, Subscription Receipts, Warrants, Units and Debt Securities and the extent of issuer regulation. See “Risk Factors”.
Prospective investors should be aware that the purchase of Securities may have tax consequences that may not be fully described in this Prospectus or in any Prospectus Supplement, and should carefully review the tax discussion, if any, in the applicable Prospectus Supplement and in any event consult with a tax advisor.
An investment in the Securities is subject to a number of risks, including those risks described in this Prospectus and documents incorporated by reference into this Prospectus. See “Risk Factors” in this Prospectus and in the Company’s Annual Information Form and Interim MD&A incorporated by reference herein.
No person is authorized by the Company to provide any information or to make any representation other than as contained in this Prospectus in connection with the issue and sale of the Securities offered hereunder.
No underwriter has been involved in the preparation of this Prospectus or performed any review of the contents hereof.
Investing in Securities is speculative and involves a high degree of risk and should only be made by persons who can afford the total loss of their investment. A prospective purchaser should therefore review this Prospectus and the documents incorporated by reference in their entirety and carefully consider the risk factors described under “Risk Factors” in this Prospectus and the Annual Information Form (as defined herein) prior to investing in such Securities. No underwriter, dealer or agent has been involved in the preparation of this Prospectus or performed any review of the contents of this Prospectus.
Ndamukong Suh who resides outside of Canada, has appointed Bennett Jones LLP as his agent for service of process in Canada. Prospective purchasers are advised that it may not be possible for investors to enforce judgments obtained in Canada against any person or company that is incorporated, continued or otherwise organized under the laws of a foreign jurisdiction or resides outside of Canada, even if the party has appointed an agent for service of process, see “Risk Factors”.
In this Prospectus, references to the “Company”, “Cizzle”, “we”, “us” and “our” refer to Cizzle Brands Corporation and/or, as applicable, one or more of its subsidiaries. The Company’s head office is located at 35 McCleary Ct unit 21, Concord, ON L4K 3Y9 and its registered and records office is located at 550 Burrard St #2300, Vancouver, BC V6C 2B5.

i

GENERAL MATTERS
Investors should rely only on the information contained in or incorporated by reference into this Prospectus or any applicable Prospectus Supplement. The Company has not authorized anyone to provide investors with different information. Information contained on the Company’s website shall not be deemed to be a part of this Prospectus or incorporated by reference herein or in any applicable Prospectus Supplement and may not be relied upon by prospective investors for the purpose of determining whether to invest in the Securities qualified for distribution under this Prospectus.
The Company is not making an offer of these Securities in any jurisdiction where the offer is not permitted.
Investors should not assume that the information contained in this Prospectus is accurate as of any date other than the date on the front of this Prospectus or the date of the relevant document incorporated by reference. The Company’s business, operating results, financial condition and prospects may have changed since that date. The Company does not undertake to update the information contained or incorporated by reference herein, except as required by applicable Canadian securities laws.
The documents incorporated or deemed to be incorporated by reference herein contain meaningful and material information relating to the Company and readers of this Prospectus should review all information contained in this Prospectus, the applicable Prospectus Supplement and the documents incorporated or deemed to be incorporated by reference herein and therein.
The Company may, from time to time, sell any combination of the Securities described in this Prospectus in one or more offerings up to an aggregate offering amount of $150,000,000 or the equivalent in other currencies. This Prospectus provides prospective purchasers with a general description of the Securities that the Company may offer. Each time the Company distributes Securities under this Prospectus, the Company will provide a prospective purchaser with a Prospectus Supplement that will contain specific information about the terms of that offering of Securities. The Prospectus Supplement may also add, update or change information contained in this Prospectus. Before a purchaser makes a decision to purchase Securities, the prospective purchaser should read this Prospectus, any applicable Prospectus Supplement, together with the documents incorporated by reference in this Prospectus and any applicable Prospectus Supplement.
This Prospectus shall not be used by anyone for any purpose other than in connection with an offering of Securities as described in one or more Prospectus Supplements.
MEANING OF CERTAIN REFERENCES AND CURRENCY PRESENTATION
References to dollars or “$” are to Canadian currency unless otherwise indicated. All references to “US$” refer to United States dollars. Unless the context otherwise requires, all references in this Prospectus to the “Company” refer to the Company and its subsidiary entities on a consolidated basis.
MARKET AND INDUSTRY DATA
Unless otherwise indicated, the market and industry data contained or incorporated by reference in this Prospectus is based upon information from independent industry publications, market research, analyst reports and surveys and other publicly available sources. Although the Company believes these sources to be generally reliable, market and industry data is subject to interpretation and cannot be verified with complete certainty due to limits on the availability and reliability of raw data, the voluntary nature of the data gathering process and other limitations and uncertainties inherent in any survey. The Company has not independently verified any of the data from third party sources referred to or incorporated by reference herein, and accordingly the accuracy and completeness of such data is not guaranteed. For the avoidance of doubt, nothing stated in this paragraph operates to relieve the Company or the underwriters from liability for any misrepresentation contained in this Prospectus under applicable Canadian securities laws.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING INFORMATION
This Prospectus and the documents incorporated by reference herein contain certain “forward-looking information” and “forward-looking statements” (collectively, “forward-looking statements”) which are based upon the Company’s current internal expectations, estimates, projections, assumptions and beliefs. Such statements can be identified by the use of forward-looking terminology such as “expect”, “believe”, “likely”, “may”, “will”, “would”, “could”, “should”, “intend”, “anticipate”, “potential”, “proposed”, “estimate”, “project”, “continue”, “target”, “plan”, “plans”, “forecast”, “designed”, “goal”, “aim” and other similar or comparable words, including negative and grammatical variations thereof, or statements that certain events or conditions “may” or “will” happen, or by discussions of strategy. Forward-looking statements include estimates, plans, expectations, opinions, forecasts, projections, targets, guidance, or other statements that are not statements of fact. The Company has based these forward-looking statements on current expectations and projections about future events and financial trends that they believe may affect the Company’s financial condition, results of operations, business strategy and financial needs, as the case may be.
Such forward-looking statements are made as of the date of this Prospectus, or in the case of documents incorporated by reference herein, as of the date of each such document. Forward-looking statements in this Prospectus and the documents incorporated by reference herein include, but are not limited to, statements with respect to:
•
the performance of the Company’s business and operations;

•
the intention to grow the business, operations and potential activities of the Company;

•
the competitive and business strategies of the Company;

•
the Company’s anticipated operating cash requirements and future financing needs;

•
the anticipated future gross revenues and profit margins of the Company’s operations;

•
the Company’s expectations regarding its revenue, expenses and operations;

•
the applicable laws, regulations and any amendments thereof;

•
expectations with respect to the advancement and adoption of new products;

•
the acceptance by customers and the marketplace of new products and solutions;

•
the ability to attract new customers and develop and maintain existing customers;

•
the ability to protect, maintain and enforce the Company’s intellectual property rights;

•
the ability to successfully leverage current and future strategic partnerships and alliances;

•
the ability to attract and retain personnel;

•
the anticipated labour and materials costs;

•
the Company’s competitive condition and expectations regarding competition, including pricing and demand expectations;

•
the anticipated trends and challenges in the Company’s business and the markets and jurisdictions in which the Company operates;

•
the completion of any offerings of Securities by way of Prospectus Supplements (the “Offerings”) and the receipt of all regulatory and stock exchange approvals in connection therewith;

•
the future issuance of Securities under the Offerings;

•
disclosure to be provided in Prospectus Supplements;

•
the use of the net proceeds of the Offerings; and

•
the Company’s business objectives and milestones and the anticipated timing of execution.

Forward-looking statements reflect the Company’s current expectations and assumptions, and are subject to a number of known and unknown risks, uncertainties and other factors that may cause the

Company’s actual results, performance or achievements to be materially different from any anticipated future results, performance or achievements expressed or implied by the forward-looking statements. Should one or more of these risks and uncertainties materialize, or should underlying factors or assumptions prove incorrect, actual results may vary materially from those described in forward-looking statements. In making the forward-looking statements included in this Prospectus, and the documents incorporated by reference herein, the Company has made various material assumptions, including, but not limited to:
•
whether or not the Company will have sufficient working capital and be able to secure additional funding necessary for the continued operation and development of the Company;

•
whether key personnel will continue their employment with the Company and the Company will be able to obtain and retain additional qualified personnel, as needed, in a timely and cost-efficient manner; and

•
whether there are any legal, tax and/or regulatory changes to foreign or domestic laws and/or administrative practices that materially impact availability, demand and/or market price for the Company’s products and/or otherwise materially affect the Company.

Purchasers are cautioned that the above list of cautionary statements is not exhaustive. A number of factors could cause actual events, performance or results to differ materially from what is projected in forward-looking statements. The forward-looking information and statements contained herein are presented for the purposes of assisting readers in understanding the Company’s expected financial and operating performance and the Company’s plans and objectives and may not be appropriate for other purposes. The forward-looking information and statements contained in this Prospectus represent the Company’s views as of the date of this Prospectus and forward-looking information and statements contained in the documents incorporated by reference herein represent the Company’s views as of the date of such documents, unless otherwise indicated in such documents. The Company anticipates that subsequent events and developments may cause its views to change. However, while the Company may elect to update such forward-looking information and statements at a future time, it has no current intention of doing so except to the extent required by applicable law.
While the Company believes that the assumptions and expectations reflected in the forward-looking statements are reasonable based on information currently available to management, there is no assurance that such assumptions and expectations will prove to have been correct. Forward-looking statements are made as of the date they are made and are based on the beliefs, estimates, expectations and opinions of management on that date. The Company undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, estimates or opinions, future events or results or otherwise or to explain any material difference between subsequent actual events and such forward-looking statements, except as required by law.
The forward-looking statements contained in this Prospectus and the documents incorporated or deemed to be incorporated by reference herein or made by the Company’s directors, officers, other employees and other persons authorized to speak on the Company’s behalf are expressly qualified in their entirety by these cautionary statements.
The forward-looking statements contained in this Prospectus and the documents incorporated by reference herein are expressly qualified in their entirety by the foregoing cautionary statement. Investors should read this entire Prospectus, including the Annual Information Form available on SEDAR+, and each applicable Prospectus Supplement, and consult their own professional advisers to ascertain and assess the income tax and legal risks and other aspects associated with holding Securities.
Foreign Currency Information
The Company’s expenses are denominated in Canadian dollars and some of its operations are in the U.S. The Company may be adversely affected by foreign currency fluctuations. A significant portion of its expenditures are in US Dollars, and the Company is therefore subject to foreign currency fluctuations which may, from time to time, impact its financial position and results of operations.

EXEMPTIONS
Pursuant to a decision of the Autorité des marchés financiers dated July 22, 2025, the Company was granted a permanent exemption from the requirement to translate into French this Prospectus as well as the documents incorporated by reference therein and any Prospectus Supplement to be filed in relation to an “at-the-market distribution”. This exemption is granted on the condition that this Prospectus and any Prospectus Supplement (other than in relation to an “at-the-market distribution”) be translated into French if the Company offers Securities to Québec purchasers in connection with an offering of Securities other than in relation to an “at-the-market distribution”.
The Company has applied to the OSC under Part 19 of National Instrument 41-101 — General Prospectus Requirements and obtained from the OSC an exemption (to be evidenced by the issuance of the receipt for the final prospectus) from Item 32 of Form 41-101F1 Information Required in a Prospectus (“Form 41-101F1”), the requirement to include audited historical financial statements of CBI. CBI may be considered to be a predecessor entity that formed, or will form, the basis of the business of the Company pursuant to Item 32 of Form 41-101F1 and that the treatment of the CBI as such predecessor entity would require the Company to include in the Prospectus, potentially among other related financial disclosures, audited annual financial statements for CBI.
The exemption has been requested for the following reasons:
•
At the time of the acquisition, CBI was a holding company which owned the formulation of active ingredients which was further developed by the Company to become CWENCH, and trademark applications for CWENCH, CWENCH Hydration and Spoken.

•
Prior to acquisition by Cizzle Brands Ltd., CBI applied for a trademark for the Cwench brand name, but it had no other assets or liabilities.

•
Total expenses of CBI prior to acquisition by Cizzle Brands Ltd. were de minimis and consisted of mainly incorporation/legal costs and trademark application costs.

•
The Company’s product was only developed after CBI was acquired by Cizzle Brands Ltd. and such development was facilitated by CBI’s founder leveraging his experience with contract manufacturers and retail channels. Related expenses are recorded in the financial statements of Cizzle Brands Ltd.

TRADEMARKS AND SERVICE MARKS
This prospectus includes trademarks, trade names and service marks which are protected under applicable intellectual property laws for use in connection with the operation of our business, and which are the property of the Company. All other trade names, trademarks or service marks appearing in this prospectus that are not identified as marks owned by us are the property of their respective owners. Solely for convenience, trademarks, service marks and trade names referred to in this prospectus may be listed without the ®, (TM) and (sm) symbols, however, we will assert, to the fullest extent under applicable law, our applicable rights in these trademarks, service marks and trade names.
MARKETING MATERIALS
Any template version of marketing materials (as such terms are defined in National Instrument 41-101 General Prospectus Requirements) that are utilized in connection with the distribution of Securities will be filed under the Company’s profile on SEDAR+. In the event that such marketing materials are filed after the date of the applicable Prospectus Supplement for the offering and before termination of the distribution of such Securities, such filed versions of the marketing materials will be deemed to be incorporated by reference into the applicable Prospectus Supplement for the purposes of the distribution of the Securities to which the Prospectus Supplement pertains.
DOCUMENTS INCORPORATED BY REFERENCE
Information has been incorporated by reference in this Prospectus from documents filed with securities commissions or similar authorities in Canada. Copies of the documents incorporated herein by reference may be obtained on request without charge from the secretary of the Company at 35 McCleary Court,

Unit 21, Concord, Ontario, L4K 3Y9, telephone: 1 (416) 995-7384 and are also available electronically at www.sedarplus.ca. The filings of the Company through SEDAR+ are not incorporated by reference in this Prospectus except as specifically set out herein.
The following documents of the Company filed with the securities commissions or similar authorities in Canada are incorporated by reference in this Prospectus:
1.
the annual information form of the Company dated December 19, 2024 (the “Annual Information Form”) in respect of the fiscal year ended July 31, 2024;

2.
the audited consolidated financial statements of Cizzle Brands Ltd. (the “Acquirer”), being the acquirer of the Company by way of statutory three-cornered amalgamation, which closed on December 19, 2024 (the “Transaction”), and the notes thereto as at and for the period from incorporation (January 10, 2024) to July 31, 2024, together with the auditor’s report thereon;

3.
the audited consolidated financial statements of the Company and the note thereto as at and for the fiscal year ended December 31, 2023, and the period from incorporation (February 16, 2022) to December 31, 2022, together with the auditor’s report thereon;

4.
the management’s discussion and analysis of the Acquirer for the fiscal year ended July 31, 2024 (the “Annual MD&A”);

5.
the management’s discussion and analysis of the Company for the fiscal year ended December 31, 2023, and the period from incorporation (February 16, 2022) to December 31, 2022;

6.
the unaudited interim condensed consolidated financial statements of the Company for the three and nine months ended April 30, 2025 and for the period from incorporation (January 10, 2024) to April 30, 2024;

7.
the management’s discussion and analysis of the Company as at April 30, 2025 and for the three and nine months ended April 30, 2025 and April 30, 2024 and for the period from incorporation (January 10, 2024) to April 30, 2024 (the “Interim MD&A”);

8.
the unaudited interim condensed consolidated financial statements of the Company for the three months ended October 31, 2024;

9.
the management’s discussion and analysis of the Company as at October 31, 2024 and for the three months ended October 31, 2024;

10.
the material change report dated October 4, 2024 in respect of the Company’s announcement that it had closed a non-brokered private placement of 937,500 Common Shares for gross proceeds of $100,000 at a price of $0.10667 per Common Share;

11.
the material change report dated October 17, 2024 in respect of the Company’s announcement of the entering into of the business combination agreement with the Acquirer setting out the terms for the Transaction;

12.
the material change report dated December 3, 2024 in respect of the Company’s announcement that it had changed its name to “Cizzle Brands Corporation” and the consolidation of its issued and outstanding Common Shares on the basis of 1.80 pre-consolidation Common Shares for every 1.00 post-consolidation Common Shares;

13.
the material change report dated December 23, 2024 in respect of the Company’s announcement that it had closed a non-brokered private placement of 312,500 Common Shares for gross proceeds of $60,000 at a price of $0.192 per Common Share;

14.
the material change report dated December 23, 2024 in respect of the Company’s announcement that it had closed the Transaction and the listing of its Common Shares on the Exchange;

15.
the material change report dated July 16, 2025 in respect of the closing of the 2025 Private Placement (as defined herein).

Any document of the type referred to in Section 11.1 of Form 44-101F1 — Short Form Prospectus Distributions filed by the Company with a securities commission or similar regulatory authority in Canada after the date of this Prospectus and prior to 25 months from the date hereof shall be deemed to be incorporated by reference in this Prospectus.
Notwithstanding anything herein to the contrary, any statement contained in this Prospectus or in a document incorporated or deemed to be incorporated by reference in this Prospectus shall be deemed to be modified or superseded for the purposes of this Prospectus to the extent that a statement contained herein or in any subsequently filed document which also is or is deemed to be incorporated by reference in this Prospectus modifies or supersedes that statement. Any statement so modified or superseded shall not constitute a part of this Prospectus except as so modified or superseded. The modifying or superseding statement need not state that it has modified or superseded a prior statement or include any information set forth in the document that it modifies or supersedes. The making of a modifying or superseding statement shall not be deemed an admission for any purposes that the modified or superseded statement, when made, constituted a misrepresentation, an untrue statement of a material fact or an omission to state a material fact that is required to be stated or that is necessary to make a statement not misleading in light of the circumstances in which it was made. Any statement so modified or superseded shall thereafter neither constitute, nor be deemed to constitute, a part of this Prospectus, except as so modified or superseded.
Upon filing of a new annual information form and related annual financial statements with, and where required, accepted by, the applicable securities regulatory authorities during the currency of this Prospectus, the previous annual information form, including all amendments thereto, the previous annual financial statements and all interim financial statements (including any management’s discussion and analysis related thereto), material change reports and management information circulars filed prior to the commencement of the fiscal year in which the new annual information form is filed, shall be deemed no longer to be incorporated into this Prospectus for purposes of future offers and sales of Securities hereunder.
A Prospectus Supplement containing the specific variable terms in respect of an offering of any Securities offered thereunder will be delivered to purchasers of such Securities together with this Prospectus to the extent required under applicable securities laws and will be deemed to be incorporated by reference into this Prospectus as of the date of such Prospectus Supplement solely for the purposes of the Securities covered by such Prospectus Supplement.
Any “template version” of any “marketing materials” (as such terms are defined in NI 41-101) filed by the Company after the date of a Prospectus Supplement and before the termination of the distribution of Securities offered pursuant to such Prospectus Supplement (together with this Prospectus) will be deemed to be incorporated by reference into such applicable Prospectus Supplement for the purposes of the distribution of Securities to which that Prospectus Supplement pertains.

THE COMPANY
The Company was incorporated on February 16, 2022, pursuant to the provisions of the BCBCA under the name “1348512 B.C. Ltd.” for the purposes of investigating and evaluating business opportunities to acquire or participate in.
On December 19, 2024, the Company completed a business combination by way of a three-cornered amalgamation pursuant to the Amalgamation Agreement in accordance with the terms of the Business Combination Agreement (the “Transaction”). In connection with the Transaction, the Company changed its name to “Cizzle Brands Corporation”.
On February 8, 2024, the Company acquired Cizzle Brands Inc. (“CBI”). At the time of the acquisition, CBI was a holding company which owned the formulation of active ingredients which was further developed by the Company to become CWENCH, and trademark applications for CWENCH, CWENCH Hydration and Spoken. The acquisition of CBI was not conducted at arm’s length as the sole shareholder and director of CBI John Celenza, was also a director of Cizzle Brands Ltd. This conflict of interest was disclosed and Mr. Celenza recused himself from any approvals or discussions related to the transaction in accordance with applicable corporate laws. The valuation process and the negotiation of the transaction was conducted by the Company’s then independent arm’s length directors.
Prior to acquisition by Cizzle Brands Ltd., CBI owned a trademark for the Cwench brand name, but it had no other assets or liabilities. Total expenses of CBI prior to acquisition by Cizzle Brands Ltd. were de minimis and consisted of mainly incorporation/legal costs and trademark application costs. The Company’s product was only developed after CBI was acquired by Cizzle Brands Ltd. and such development was facilitated by CBI’s founder leveraging his experience with contract manufacturers and retail channels. Related expenses are recorded in the financial statements of Cizzle Brands Ltd.
Summary of Description of the Business
Cizzle is a consumer-packaged goods company, operating under the emerging “better-for-you” category of prepared foods. Cizzle exists to provide consumers with high-performing alternatives that are healthy, taste great, and meet their needs.
The Company has presently launched four central lines of products to market: (i) CWENCH Hydration, in the sports hydration category; (ii) CWENCH Protein; its nutraceutical line of products, (iii) Spoken™ Nutrition, its line of nutritional supplements; and (iv) HappiEats™, its line of food products. The Company also has a robust portfolio of innovative products and brands that it expects to launch over the next 12 – 24 months, which includes but is not limited to the products listed below. Management will continue to evaluate market conditions to determine when and if to launch any of the following products.
Containing no sugar, all-natural ingredients, only 10 calories and 6+ performing electrolytes, CWENCH Hydration is a next generation sports hydration drink developed by strength coach, Andy O’Brien, and the Company’s management team. CWENCH Hydration is currently offered in two formats: (i) hydration powder mix; and (ii) 500ml ready-to-drink Tetra Paks, and is offered in five flavours: Berry Crush, Blue Raspberry, Cherry Lime, Rainbow Swirl and Tropical Flow, along with limited time flavour offerings Celly Freeze, Pink Lemon Flow and Rocket Berry Blast. The hydration powder mix comes in two sizes, a 10-serving pack of individual sachets (70 grams in total) or a 45- serving container (315 grams).
CWENCH Hydration is endorsed by world-class athletes, including 2024 National Hockey League (“NHL”) MVP and Colorado Avalanche forward, Nathan MacKinnon, Montreal Canadiens forward, Cole Caufield, National Basketball Association (“NBA”) All-Star and Miami Heat, Andrew Wiggins, Canadian Olympic soccer player, Adriana Leon, and up-and-coming professional hockey players Gavin McKenna, Chloe Primerano and Jade Iginla.
To date, Cizzle Brands products have been ordered by more than 21 NHL teams, 21 Major League Baseball teams, 5 NFL teams and 4 NBA teams. Cizzle Brands products are currently available in over 4,400 points of distribution across North America and Europe, including SportChek, Canadian Tire, LifeTime, Metro, Longos, Sobeys, Fortinos, Loblaws, Circle K, Petro Canada, United Supermarkets, Pure

Hockey, Pro Hockey Life, London Drugs, Golf Town, Healthy Planet, Farm Boy, INS Markets, MacEwen Gas and Source for Sports. CWENCH Hydration is also being distributed by a number of major distributors.
Spoken NutritionTM is a premium line of nutritional supplements, designed to bring elite athletes into the Cizzle ecosystem.
The team that formulated Spoken Nutrition’s™ products includes Dr. Matt Frakes (New York Giants Dietician), Brianne Brown (University of Miami Strength & Conditioning Coach), Alan Bishop (University of Houston Director of Men’s Basketball Sports Performance), David Lawrence (Strength Coach to Six NFL Super Bowl Winners), Ben Prentiss (Experienced NHL Strength Coach), Dr. Jordan Shallow (Doctor of Chiropractic and Strength Coach to Elite Athletes), Dr. Sachin Patel (Functional Medicine Doctor), and Cizzle’s Chief Performance Officer, Andy O’Brien.
All Spoken Nutrition™ products carry the NSF Certified for Sport® designation, a certification program that confirms sports supplements and sports nutritional products do not contain substances banned by many major athletic organizations.
Spoken Nutrition’s™ product line includes:
•
Spoken™ Sleep Builder:   containing only amino acids (such as l-theanine, glycine and glutamine), inositol and three forms of magnesium (orotate, glycerophosphate and glycinate), Spoken™ Sleep Builder is formulated to help people get more restorative sleep without the use of melatonin, 5-HTP and other herbal supplements.

•
Spoken™ Greens:   Spoken™ Greens contains 20 high-impact, nutrient-rich ingredients in quantities that aim to assist in a healthy lifestyle.

•
Spoken™ Aminos + ATP:   formulated to have a high dose of leucine, added tyrosine and Peak ATP to assist with increased muscle protein synthesis, increased dopamine and help with cellular energy.

•
Spoken™ Creatine:   aims to increase body/lean muscle when used in conjunction with a resistance training regimen. It also aims to improve strength, power, and performance.

•
Spoken™ High EPA Fish Oil + D:   made from sustainable wild-caught anchovy, sardine, and mackerel low in heavy metals, was intentionally formulated to contain 700mg of EPA (eicosapentaenoic acid) along with 300 mg of DHA (docosahexaenoic acid), Spoken’s™ High EPA Fish Oil + D is a high dose Omega-3 supplement, supplemented with lipase to enhance absorption.

•
Spoken™ MAG 3:   formulated to be a beneficial source of magnesium for cardiovascular, cognitive, muscular, and brain health. Spoken™ MAG 3 not only aims to increase magnesium levels in the brain but also to raise blood serum magnesium levels. Each serving contains 225 mg of elemental magnesium from three highly bioavailable forms: Magnesium Glycinate, Magnesium Malate, and ATA Mg®, a patented acetyl taurinate magnesium salt.

•
Spoken™ Pro Resolving Mediators + EPA/DHA:   formulated to manage pain, help our bodies avoid the ravages of injury and promote a natural, balanced recovery process. Each capsule of Spoken™ Pro Resolving Mediators + EPA/DHA contains 14-HDHA, 17-HDHA, and 18-HEPE, along with their source materials, eicosapentaenoic acid (EPA) and docosahexaenoic acid (DHA).

•
Spoken™ Vitamin D3 + K1/K2:   each capsule of Spoken™ Vitamin D3 + K1/K2 provides 2000 IUs of Vitamin D, along with 120 mcg of K1 and 90 mcg of K2.

•
Spoken™ Essential Daily Packs:   formulated to be the essential, all-in-one foundational vitamin and nutritional supplement for athletes and people living an active lifestyle, Spoken™ Essential Daily Packs are convenient all-in-one packs designed to fill the critical nutritional gaps that can impact performance.

•
Spoken™ Grass Fed Whey Protein:   a protein supplement that contains 25 grams of grassfed whey protein, Tendoforte® collagen and 3 grams of fat from olive oil or cocoa.

•
Spoken™ Grass Fed Beef Protein:   features 25 grams of complete protein from grass-fed beef bone broth.

In Canada, Cizzle has national distribution coverage with a strong focus in three geographic markets: (i) the Greater Toronto Area; (ii) the Montreal and Ottawa corridor; and (iii) the Greater Vancouver Area.
On January 29, 2025, the Company announced it had entered into a distribution agreement with Van Houtte Coffee Services (“VHCS”), a subsidiary of Keurig Dr Pepper, pursuant to which VHCS will distribute the Company’s CWENCH Hydration product lineup across Canada. As part of its agreement, VHCS will also take over distributorship for many of the Company’s existing accounts in various categories including sporting goods retailers and stadiums.
For the period ended April 30, 2025, the Company had two (2) customers representing over 10% of revenue (21% from Customer 1 and 17% from Customer 2). For the year ended July 31, 2024 the Company had one (1) customer representing over 10% of revenue (33% from Customer 2).
The Company’s distribution strategy in Canada was initially focused on a combination of: (i) direct sales to sports and specialty retailers, as well as “points of sweat” such as hockey arenas, fitness centres and training facilities; and (ii) broker/distributors in the sports and natural/organic channels. However, as brand awareness has grown, the Company has started distributing through major Canadian grocery and gas & convenience stores, including Loblaws, Metro, Longos, Sobeys, Fortinos, Circle K, PetroCanada, MacEwen Gas and others.
A key feature of the Company’s strategy is to develop a distribution channel platform that would support many different “better-for-you” products as well as potential insourcing of key business functions, such as manufacturing. We are continually evaluating potential opportunities for both new products that fit our mission to elevate and wellness, as well as manufacturing, and this is what was intended when we disclosed “evaluating strategic alternatives”.
The Company has the revenue recognition policy disclosure under IFRS 15.119:
Retail/Wholesale(B2B)
(a)
Revenue is recognized upon shipment (FOB Shipping). The Company generally satisfies the performance obligation as the customers obtain control of the products, which is upon shipping of the products. However, for certain wholesale customers, the Company satisfies its performance obligation upon delivery of the products.

(b)
The Company’s standard payment terms for wholesale customers are — Canadian customers: 30 days; US customers: 60 days; international customers: 90 days. The difference in timing is due to the expected delivery time for each type of customer.

(c)
There are no other parties involved in fulfilling the performance obligation other than delivery agencies.

(d)
Refund and return policies have been disclosed in the financial statements. It is the Company’s policy to not accept any returns and provide refunds.

(e)
The Company provides a warranty that the customers will receive defect-free products.

Consumer (B2C)
(a)
Performance obligation is satisfied upon delivery of the products.

(b)
Consideration from consumers is received upfront.

(c)
There are no other parties involved in fulfilling the performance obligation other than delivery agencies.

(d)
Refund and return policies have been disclosed in the financial statements. It is the Company’s policy to not accept any returns and provide refunds.

The Company provides a warranty that the customers will receive defect-free products.

The majority of the Company’s products are manufactured in Canada and the United States. The Sport Pasta is manufactured in Italy. Branded products (e.g., shaker bottles, towels) are manufactured in China. Management assessed the Company’s non-Canadian assets to be immaterial.
As brand awareness continues to grow, we anticipate that Canadian distribution will expand further to mass merchandise and club channels.
In the United States, the Company’s focus is on hockey-centric markets, including Connecticut, Massachusetts, Michigan and Minnesota.
As with Canada, the distribution strategy in the United States involves a combination of: (i) direct sales to sports and specialty retailers, as well as “points of sweat” such as hockey arenas, fitness centres, training facilities; and (ii) broker/distributors in the sports and natural/organic channels.
In addition to sales through retail channels, the Company maintains a solid online presence through its own websites www.cwenchhydration.com, www.spokennutrition.com and www.myhappieats.com as well as online retailers such as Amazon. Part of the Company’s strategy is to continue its online marketing efforts in order to increase sales through e-commerce channels in a more aggressive and efficient manner.
Inter-Corporate Relationships
As at the date hereof, the Company’s corporate structure consists of the following wholly-owned subsidiaries:
Recent Developments
Changes to the Company’s Board of Directors
On August 7, 2025 the Company announced that it had appointed Ndamukong Suh, Michael Doolan, and Geoff Bedford (collectively, the “New Directors”) to act as directors of the Company until the next annual general meeting of shareholders. Each of the New Directors is compensated with 470,000 options (the “Compensation Options”) to purchase common shares of the Company, vesting 1/12th per month over the course of 12 months. Each of the New Directors is independent.
Concurrent with the appointment of the New Directors, Andy O’Brien and Barrington Miller have stepped down from their respective positions on the Company’s Board of Directors. Mr. O’Brien will remain the Company’s Chief Performance Officer and Mr. Miller will act as an advisor to the Company. Lauri Holomis and Nunziato Fattore continue to act as Directors of the Company and John Celenza as a Director, Executive Chairman and Chief Executive Officer of the Company.

Mr. Doolan (Chair) and Mr. Bedford join Mr. Fattore on the Company’s audit committee. Each are independent and financially literate. Mr. Bedford will join the Compensation Committee and Mr. Doolan will join the Governance and Nominating Committee, each such committee being comprised of the foregoing Director and Mr. Celenza (Chair) and Mr. Fattore.
Below are biographical and equity ownership information about the New Directors:
Ndamukong Suh is a Super Bowl winning, three-time First-Team All-Pro and five-time Pro Bowler who spent 13 seasons in the National Football League with the Detroit Lions, Miami Dolphins, Los Angeles Rams, Tampa Bay Buccaneers, and Philadelphia Eagles. A graduate of the University of Nebraska-Lincoln with a degree in construction management, Mr. Suh is the managing partner of House of Spears Management, a family office that has invested in more than 30 companies and operates a growing real-estate development portfolio. In July 2025, Mr. Suh launched the “No Free Lunch” podcast, sharing insights on wealth building and financial literacy for athletes and entrepreneurs.
Michael Doolan has over 35 years of experience in all aspects of financial management, with specific expertise in international mergers and acquisitions, offshore financing structures, and international treasury management. He has extensive experience as both a board member and an executive for private and public companies in several industries, including Route1 Inc. (ROI:TSXV), UGE International Inc. (UGE:TSXV), and Fredonia Mining Inc. (FRED:TSXV). Doolan most recently retired as Executive Vice President, Finance and Chief Financial Officer of Neo Performance Materials Inc. (NEO:TSX). Prior to that, he served as Senior Vice President and Chief Financial Officer of Falconbridge Limited (TSX: FAL; NYSE:FAL) of Toronto before its merger with Noranda. In addition to the Compensation Options, Mr. Doolan owns 375,000 Common Shares and 275,000 warrants to purchase Common Shares.
Geoff Bedford has held several C-suite positions for publicly traded companies over the last 20 years, including President and CEO of Neo Performance Materials Inc. (NEO:TSX), President and CEO of Molycorp, Inc. (MCP:NYSE), EVP, Chief Operating Officer and previously Chief Financial Officer at Neo Material Technologies Inc. (NEM:TSX). He presently serves as Non-Executive Chairman at B.E.S.T Venture Opportunities Fund (BVOF:CSE). He has led innovation in high-growth sectors navigating complex regulatory environments across North America, Europe, and Asia, leveraging his expertise in strategic planning, global operations, and capital markets. Mr. Bedford is a Canadian Chartered Accountant who has completed Harvard Business School’s Making Corporate Boards More Effective program. Mr. Bedford holds a Bachelor of Science from the University of Western Ontario, and an MBA from Kellogg School of Management. In addition to the Compensation Options, Mr. Bedford owns 385,000 Common Shares and 275,000 warrants to purchase Common Shares.
As at the date of this Prospectus, the directors and executive officers of the Company as a group beneficially own or control or direct, directly or indirectly, 42,243,232 Common Shares representing approximately 16.62% of the outstanding Common Shares. Assuming exercise of the options and warrants held by the directors and executive officers of the Company, they would beneficially own or control or direct, directly or indirectly, 51,937,137 Common Shares representing approximately 19.68% of the outstanding Common Shares on a partially-diluted basis (18.09% on a fully-diluted basis).
Operational Updates
Subsequent to the filing of the Annual Information Form dated December 19, 2024, the Company accomplished the following:
•
on December 30, 2024, the Company announced the commencing of trading of the Common Shares on the Exchange;

•
on January 9, 2025, the Company announced its flagship product CWENCH Hydration™ launching in supermarkets operated under the Metro banner in Ontario, operated by Metro, Inc., marking the brand’s first entry into the Canadian large-chain grocery market segment;

•
on January 14, 2025, the Company announced the launch of its premium line of nutritional supplements, Spoken Nutrition™, designed to bring elite athletes into the Company’s product ecosystem and meet the needs of their professional athletes;

•
on January 16, 2025, the Company announced the collaboration with famed Canadian hockey influencer Coach Chippy to launch Tropical Flow, a special edition Coach Chippy-inspired flavour of CWENCH Hydration;

•
on January 21, 2025, the Company announced the engagement of Don Saladino, a renowned coach and fitness expert to many A-List celebrities, professional athletes, and award-winning musicians, as an advisor to the Company to help guide the Company’s commercialization journey in the health and wellness space;

•
on January 23, 2025, the Company unveiled the lineup of subject matter experts to underpin the Company’s product commercialization efforts for 2025 and drive awareness for its lineup of sports nutrition brands, including some of the world’s most experienced and respected strength and performance coaches, dieticians, and medical professionals;

•
on January 29, 2025, the Company announced entering into a distribution agreement (the “Distribution Agreement”) with VHCS, a subsidiary of Keurig Canada Inc., doing business as Keurig Dr Pepper Canada, pursuant to which VHCS will distribute the Company’s product lineup across Canada;

•
on February 4, 2025, the Company announced its flagship product CWENCH Hydration™ is being placed in nearly all locations of London Drugs, a retail pharmacy chain operating primarily in the province of British Columbia, in addition to Alberta, Saskatchewan, and Manitoba;

•
on February 6, 2025, the Company announced its flagship brand CWENCH Hydration™ has become the title sponsor of the CWENCH All Canadian Volleyball Games, Canada’s premier annual girls’ volleyball event, taking place at the Athlete Institute in Orangeville, Ontario on Sunday, June 8, 2025;

•
on February 11, 2025, the Company announced the Blue Raspberry and Rainbow ready-to-drink flavours of its flagship brand CWENCH Hydration™ are now being carried in 54 Esso, Shell, MacEwen, and Quickie gas stations in Ontario and Quebec that are owned and operated by MacEwen Petroleum secured pursuant to the Distribution Agreement;

•
on February 13, 2025, the Company announced Fortinos, part of the Loblaw Group of Companies, a Canadian grocery and retail giant, is carrying CWENCH Hydration™ in all 24 of its supermarket locations throughout the Greater Toronto and Greater Hamilton areas of Ontario;

•
on February 18, 2025, the Company announced CWENCH Hydration™ is being carried by the Canco Petroleum, an independent fuel retail brand chain of gas stations, with 138 locations across Canada primarily in British Columbia and Alberta;

•
on February 20, 2025, the Company announced all four ready-to-drink flavours of its flagship product CWENCH Hydration™ are available for purchase chain-wide at Calgary Co-op and Freson Bros., each of which are major regional grocery chains in the Canadian province of Alberta;

•
on February 25, 2025, the Company announced its U.S. ticker symbol CZZLF graduated to trading on the OTCQB® Venture Market;

•
on February 27, 2025, the Company announced its flagship product CWENCH Hydration™ is being carried by Pro Hockey Life, a Canadian chain of hockey equipment stores with 20 locations in five provinces across Canada, that is a part of the Canadian Tire group of retailers;

•
on March 6, 2025, the Company announced the achievement of double-digit growth for all CWENCH Hydration™ SKUs across top North American accounts;

•
on March 17, 2025, the Company announced financial results for the second quarter of its 2025 fiscal year, capping off the first half of the Company’s inaugural fiscal year as a public company, in which more than

•
$5.64 million in net sales were generated, with 60.03% gross profit margin and gross profit of over $3.38 million in the six-month period;

•
on March 20, 2025, the Company announced a five-year title sponsorship agreement of the CWENCH All Canadian Basketball Games, a three-day NBA-sanctioned event for Canadian male and female senior high school basketball players taking place on Friday, April 4, 2025 and Saturday, April 5, 2025;

•
on March 25, 2025, the Company announced that METRO Inc., food and pharmacy leader in Québec and Ontario, has started carrying CWENCH Hydration™ in Metro stores in the province of Quebec, alongside Metro stores in Ontario that are already carrying CWENCH Hydration™ products;

•
on March 27, 2025, the Company announced each of Healthy Planet and Farm Boy are carrying CWENCH Hydration™ in their stores across Ontario;

•
on April 3, 2025, the Company announced its flagship product CWENCH Hydration™ is the official hydration partner of USA Hockey, which is the national governing body for the sport of ice hockey in the United States and includes more than one million players, coaches, officials and volunteers across the country;

•
on April 8, 2025, the Company announced the ready-to-drink version of the four original flavours of CWENCH Hydration™ (Rainbow Swirl, Blue Raspberry, Cherry Lime, and Berry Crush) are being carried in all 134 Metro supermarket locations in Ontario;

•
on April 10, 2025, the Company announced the hydration mix format of its flagship product CWENCH Hydration™ is being carried by United Supermarkets, a grocery chain with a substantial presence in central and northern Texas, which includes urban areas such as Lubbock, Amarillo, Odessa, and Abilene;

•
on April 17, 2025, the Company announced the Loblaw banner supermarket chain Fortinos has added all four original flavours of the ready-to-drink format of CWENCH Hydration™ to all 24 of its locations throughout the Greater Toronto and Greater Hamilton areas in Southern Ontario;

•
on May 8, 2025, the Company announced that Golf Town, known as Canada’s golf superstore, is carrying three of the original flavours of CWENCH Hydration™ (Blue Raspberry, Rainbow Swirl, and Berry Crush) in the hydration mix format at all 47 of its retail store locations, as well as on its website;

•
on May 15, 2025, the Company announced a further expansion of its presence in the United States by entering into multi-year sponsorship agreements with the official USA Hockey affiliate organizations for each of Massachusetts, Minnesota, and Michigan;

•
on June 13, 2025, the Company announced financial results for the third quarter of its 2025 fiscal year, in which more than $9.2 million in net sales were generated, with 57% gross profit margin and gross profit of over $5.25 million in the nine-month period;

•
on June 18, 2025, the Company announced the launch of Celly Freeze™, a limited-time ready-to-drink flavour of CWENCH Hydration™, developed by the Company in collaboration with well-known hockey influencers and content creators Austen Alexander, Coach Chippy, Coach Jeremy, Nasher, Pavel Barber and Swaggy P (Pete Lenes);

•
on July 8, 2025, the Company announced the launch of CWENCH HydrationTM at Longo’s, an Ontario supermarket chain part of the Empire Company Limited family of grocery banners;

•
on July 8, 2025, the Company announced that they had launched a non-brokered private placement of up to 9,722,222 units (each a “2025 Unit”) at a price of $0.36 per 2025 Unit for gross proceeds of up to $3.5 million (the “2025 Private Placement”). Each 2025 Unit would consist of a Common Share and a warrant entitling the holder to purchase a Common Share for $0.44 for a period of 36 months from its issuance;

•
on July 10, 2025, the Company announced that it had closed a first tranche of the 2025 Private Placement, issuing 2,708,331 2025 Units for gross proceeds of $975,000;

•
on July 15, 2025, the Company announced that it had closed the second and final tranche of the oversubscribed 2025 Private Placement, bringing the total gross proceeds of the 2025 Private Placement to $4,501,682;

•
on July 16, 2025, the Company announced the launch of Pink Lemon Flow, a new flavour of CWENCH HydrationTM developed by the Company in partnership with content creator, Coach Chippy. The Company further announced that the Pink Lemon Flow flavour would be carried in grocery chains under the various Sobey Inc. chains starting in the second half of July 2025;

•
on July 17, 2025, the Company announced that its CWENCH HydrationTM was now carried in over 300 Sobeys locations and that over 3,300 locations across Canada, the United States, and Europe currently carry CWENCH HydrationTM;

•
on July 23, 2025, the Company announced that it had launched Rocket Berry Blast, a new flavour of CWENCH HydrationTM, in collaboration with NHL player Cole Caufield;

•
on August 8, 2025, the Company’s two Canadian Subsidiaries, Cizzle Brands Inc. and Cizzle Brands Ltd. merged with the resulting entity being Cizzle Brands Inc. To facilitate the merger, Cizzle Brands Ltd. was continued under the CBCA as 17205325 Canada Inc. on August 1, 2025;

•
on August 14, 2025, the Company announced that its CWENCH HydrationTM was now carried in all 84 Pure Hockey stores. Pure Hockey is the leading retailer of hockey equipment and supplier in the United States;

•
on August 20, 2025, the Company announced the entering into a three-year $5,000,000 secured revolving credit facility provided by eCapital (the “eCapital Loan”). This credit facility is available to be drawn down as needed for general corporate purposes and working capital needs;

•
on August 21, 2025, the Company announced that its CWENCH HydrationTM was now carried in 323 Circle K convenience stores across Ontario;

•
on September 2, 2025, the Company announced that it entered into a three-year arrangement whereby CWENCH HydrationTM will be the official sports drink of the NHL’s Ottawa Senators;

•
on September 9, 2025, the Company announced the launch of HappiEats™ Sport Pasta™, a high protein, lower glycemic index pasta designed for athletes of all ages. At launch, Sport Pasta™ will be available at Shop Santé, Source for Sports, Sports Excellence and FGL Quebec. The Company anticipates that in the coming months, Sport Pasta™ will be available in additional retailers including Healthy Planet, Longo’s, Fortino’s, VitaCost, a division of Kroger and Metro; and

•
on September 18, 2025, the Company announced that its CWENCH HydrationTM was now carried in 149 Loblaw Companies Limited stores, including Loblaws (and its related banners including Zehrs and Your Independent Grocer), as well as Real Canadian Superstore and Atlantic Superstore.

While the Company evaluates M&A and other inorganic growth opportunities on an ongoing basis, there are no transactions contemplated or negotiations underway in any material respect at this time that have a substantial likelihood of success.
Material Contracts
Cizzle Brands Inc. entered into a manufacturing Agreement with NBF Holdings Canada Inc. (“NBF”) dated as of February 22, 2024 (the “Nutrablend Agreement”). Pursuant to the Nutrablend Agreement, NBF manufactures and packages CWENCH powders and certain Spoken Nutrition Products, both on a white label basis using NBF’s own product formulations, and through the production of custom product formulations for the Company. Under the Nutrablend Agreement, NBF provides all ingredients, packaging and lot identifying materials necessary to manufacture, identify and prepare the Company’s products in accordance with the Company’s specifications. The Company is responsible for providing labelling information and materials and any custom packaging components. NBF is responsible for maintaining quality control procedures for the manufacture, packaging, storage, handling and transportation of the products. NBF provides manufacturing services in the United States. The Nutrablend Agreement has a one-year term with successive one-year renewals.
Cizzle Brands Inc. entered into a manufacturing agreement with Flow Water Inc. (“FWI”) dated March 13, 2024 (the “Flow Agreement”). Pursuant to the Flow Agreement, FWI processes CWENCH in Tetra Pak format from materials supplied by Cizzle Brands Inc. (the “Raw Materials”) in accordance with good manufacturing practices and Cizzle Brands Inc.’s specifications, and tests, labels, packages and stores the finished CWENCH products. FWI provides all labour, supervision, equipment, facilities, utilities, supplies and materials for its performance under the Flow Agreement. FWI provides the foregoing services at its facility in Aurora, Ontario. Cizzle Brands Inc. is responsible for providing FWI with Raw Materials specifications, allergen information, the Material Safety Data sheet, letters of guarantee, certificates of insurance, and any applicable Organic or Kosher certificates, as well as the quality and condition of the Raw Materials delivered to FWI. The Flow Agreement has an initial term of three years, with successive one-year renewal periods. The Flow Agreement is non-exclusive and the Company could obtain similar services from other suppliers.
On August 25, 2025, FWI announced that FWI and certain of its subsidiaries had received demand letters of repayment and notices of intention to enforce a security under section 244 of the Bankruptcy and Insolvency Act (Canada) from NFS Leasing Canada Ltd. and RI Flow LLC (collectively the “Flow Creditors”) with respect to alleged defaults under certain secured loans made to FWI and such subsidiaries by the Flow Creditors. Cizzle Brands Inc. is in touch with FWI and the Flow Creditors with respect to continued production of CWENCH under the Flow Agreement and has no reason to believe manufacturing will be affected by the foregoing.
The Flow Agreement and the Nutrablend Agreement, along with other material contracts of the Company, have been filed as material contracts on our profile on SEDAR+. For a summary of the material contracts, see the “Item 14. Material Contracts” section in the AIF.
CONSOLIDATED CAPITALIZATION
The applicable Prospectus Supplement will describe any material changes, and the effect of such material changes, on the share and loan capitalization of the Company that will result from the issuance of Securities pursuant to each Prospectus Supplement.
As of August 30, 2025, the Company’s consolidated capitalization is set out in the following table:
August 30 2025 (unaudited)
Share Capital	Unlimited common shares
Common Shares	211,929,191
Warrants	49,334,698
Broker Warrants (Unit)	203,500
Options	28,655,333
Cash and cash equivalents	$2,362,187.15
Debt1	$2,787,117.95
Shareholders’ Equity	$10,142,411.81
Total Capitalization	$12,929,529.76
On August 19, 2025, the Company’s wholly-owned subsidiaries, Cizzle Brands Inc. and Cizzle Brands USA Inc. (collectively, the “Borrowers”) entered into a three-year $5,000,000 secured revolving credit facility (the “Facility”) provided by eCapital Asset Based Lending Corp (the “Lender”). As security for the Facility, the Borrowers entered into a general security agreement giving the Lender security in the Borrowers assets and after-acquired property. The Company also entered into the general security agreement as a guarantor of the Facility. To date, $1,702,141 of the Facility has been drawn by the Company, leaving $3,297,859 available to the Company under the Facility.

1
In addition, at quarter-end, the Cssuer had outstanding invoices from Cizzle Enterprises Inc. (John Celenza — CEO) and HighRise Marketing (Anthony Mila — CMO) in the amount of $41,622 and $19,333 respectively for April 30, and $23,725 for Cizzle Enterprises Inc. (as at July 31, 2024). These amounts are the respective amounts agreed to under the service agreements. While the invoices are monthly, payment may not always occur in the same month; the amounts reported reflect the outstanding balances at quarter end.

USE OF PROCEEDS
The intended use of proceeds of any offering of Securities hereunder shall be indicated in the applicable Prospectus Supplement. Without limiting the discretion available to the Board in determining use of net proceeds in respect of any offering conducted hereunder, such uses may include:
•
Discretionary capital programs and/or potential future acquisitions;

•
Repayment of indebtedness outstanding from time to time;

•
general corporate purposes (including funding ongoing operations and/or working capital requirements).

We will not receive any proceeds from any sales of Securities by any Selling Securityholders pursuant to a secondary offering. More detailed information regarding anticipated expenses associated with any underwriter, broker, dealer or agent in respect of any sales by us or a Selling Securityholder will be described in any applicable Prospectus Supplement.
Each applicable Prospectus Supplement will contain specific information concerning the use of proceeds from that sale of Securities by the Company. Notwithstanding, the Company’s management has broad discretion in the application of proceeds of an offering of Securities. On the basis of results obtained or for other sound business reasons, the Company may re-allocate funds as required. Accordingly, the Company’s actual use of proceeds may vary significantly from any proposed use of proceeds disclosed in any applicable Prospectus Supplement. See “Risk Factors — Discretion in the Use of Proceeds”.
The Company has negative cash flow from operating activities for the quarter ended April 30, 2025. To the extent that the Company has negative cash flow in any future period, certain of the net proceeds from an offering of Securities may be used to fund such negative cash flow from operating activities. Each applicable Prospectus Supplement will contain specific information concerning whether, and if so, to what extent, the Company will use the proceeds of the distribution to fund any anticipated negative cash flow from operating activities in future periods. See “Risk Factors — Negative Cash Flow from Operations”.
When normalizing costs and expenditures, assuming a 1% growth rate, the Company has sufficient capital to fund its operations for greater than 12 months. The Company has also modelled a growth scenario should it wish to expand operations and inventory, which it intends to pursue if sufficient capital becomes available. Should the Company pursue this growth scenario to its full extent, the Company estimates that it would require approximately $3.5 million in cash over the next 12 months. This estimate represents the approximate resources necessary to execute the plan and is based on the Company’s projected operating activities. Management considers this amount to be sufficient to achieve the plan, but it reflects a carefully managed cash usage consistent with the projected expenditures.
The Company’s operating plan assumes a reduction in its monthly cash burn from approximately $0.570 million over the past three months (which would equate to $6.84 million over 12 months if maintained) to a normalized level of approximately $0.400 million per month (or $4.8 million over the next 12 months).
The table below outlines the key milestones and the estimated timing for the next 16 months from the date of this Prospectus. These milestones and estimates are based on the Corporation’s reasonable expectations and reasonable courses of action and current assumptions and judgment. The Company expects that the milestones outlined in the chart will be achieved under the normalized scenario. Many of these milestones are already underway, and the remaining two innovations (CWENCHIE and SnakStars) are planned and would be executed as projected. To align with projected revenues and cash usage, certain supporting resources will be scaled appropriately, focusing on efficient execution and managing cash burn in line with the normalized operating plan.

Milestone	Announced Launch Date	Status
Expand the foundational account distribution of CWENCH Hydration and secure retail listings	November 2024 – January 2025
The Company had the following numbers of foundational accounts: 718 as of November 26, 2024; 808 on January 31, 2025, and 4,400 as of the date hereof.
The following retailer launches occurred during the period: London Drugs, MacEwen, Fortinos, Canco, Calgary Co-Op & Freson Bros, PHL, Metro, Healthy Planet, Farm Boy, and United Supermarkets.

Expansion of marketing campaigns and advertising for CWENCH Hydration	February 2025 – April 2025	The Company executed the following marketing campaigns in the period: Tropical Flow Launch, Nathan MacKinnon Four Nations Campaign, Quebec International PeeWee Hockey Tournament, and Chippy x Cabbie Social Campaign (February); 2025 CWENCH All Canadian Basketball Games, and CWENCH Future Stars Program (March); USA Hockey partnership, and Shoe Charms Launch (April), Coach Chippy Retailer Meet & Greet Activations, and Ongoing grassroots activations (February to April).
Launch of “Spoken Nutrition” product line through distribution in the fitness and sports communities	February 2025 – April 2025	Launched in January 2025; Spoken is sold on Amazon, in gyms and select health food stores
Launch of “Sport Pasta” product line in conventional retailers and grocers	May 2025 – July 2025	HappiEats Sport Pasta launched on September 9, 2025
Launch of CWENCHIE Hydration drinks designed specifically for children	December 2025 – December 2026	Formulation efforts are in progress, but there is no concrete timeline for launch
Launch of SnakStars snack products fortified with protein designed for the youth market	December 2025 – December 2026	Expected launch in 2026W
The Company also anticipates potential financings for growth purposes, such as inventory build for new customer volume requirements, marketing and sponsorship initiatives, or hiring to support growth and new initiatives, are expected to be of a size that would not materially impact the Company’s capitalization ($5,000,000 – $10,000,000 at a time). The Company may use a mix of common shares, debt, or hybrid securities (such as warrants) depending on market conditions.
The current cash balance is approximately $2,362,187.15 and Working Capital is approximately $5,592,306.02 as of August 30, 2025.

While the achievement of the foregoing milestones is dependent on the ability of the Company to obtain additional financing, there is no guarantee such financing will be secured, or available on a timely basis or on acceptable terms. Notwithstanding the foregoing, in the event that the Company does not allocate funds to growth initiatives, management believes that the Company has sufficient working capital to fund its business for 16-18 months without having to access capital under a Prospectus Supplement.
DESCRIPTION OF SECURITIES BEING DISTRIBUTED
The following is a brief summary of certain general terms and provisions of the Securities that may be offered pursuant to this Prospectus. This summary does not purport to be complete. The particular terms and provisions of the Securities as may be offered pursuant to this Prospectus will be set forth in the applicable Prospectus Supplement pertaining to such offering of Securities, and the extent to which the general terms and provisions described below may apply to such Securities will be described in the applicable Prospectus Supplement.
Common Shares
The authorized capital of the Company consists of an unlimited number of Common Shares and an unlimited number of Preferred Shares issuable in series on terms to be fixed by the board of directors. As at the close of market on October 6, 2025, being the date immediately prior to the filing of this Prospectus, the Company had 211,929,191 Common Shares issued and outstanding and no Preferred Shares outstanding.
Holders of Common Shares are entitled to dividends if, as and when declared by the Board, to receive notice of and one vote per Common Share at meetings of shareholders and, upon liquidation, dissolution or winding up of Cizzle, to share rateably in such assets of Cizzle as are distributable to the holders of Common Shares.
Common Shares may be sold separately or together with certain other Securities under this Prospectus. Common Shares may also be issuable on conversion, exchange, exercise or maturity of certain other Securities qualified for issuance under this Prospectus.
Preferred Shares
Preferred Shares may be issued at any time or from time to time in one or more series. Subject to the provisions of the Business Corporations Act (British Columbia) (as amended from time to time, the “BCBCA”), the Board may by resolution alter the Notice of Articles of the Company to create any series of Preferred Shares and to fix before issuance, the designation, rights, privileges, restrictions and conditions to attach to the Preferred Shares of each series. Each applicable Prospectus Supplement will set forth the terms and other information with respect to the Preferred Shares being offered thereby.
The issuance of Preferred Shares and the terms selected by the Board could decrease the amount of earnings and assets available for distribution to holders of Common Shares or may have different the rights and powers, including the right to a separate class vote in certain circumstances, compared to the holders of the Common Shares without any further vote or action by the holders of the Common Shares, if permitted by the BCBCA. The issuance of Preferred Shares, or the issuance of rights to purchase Preferred Shares, could make it more difficult for a third-party to acquire a majority of the Company’s outstanding Common Shares and thereby have the effect of delaying, deferring or preventing a change of control of the Company or an unsolicited acquisition proposal or of making the removal of management more difficult. Additionally, the issuance of Preferred Shares may have the effect of decreasing the market price of the Common Shares.
Warrants
As at the close of market on October 6, 2025, being the date immediately prior to the filing of this Prospectus, the Company had 49,334,698 Warrants issued and outstanding.
Warrants may be offered separately or together with other Securities, as the case may be. Each series of Warrants may be issued under a separate warrant indenture or warrant agency agreement to be entered into between the Company and one or more banks or trust companies acting as Warrant agent or may be issued as stand-alone contracts. The applicable Prospectus Supplement will include details of the Warrant agreements, if any, governing the Warrants being offered. The Warrant agent, if any, will be expected to act solely as the agent of the Company and will not assume a relationship of agency with any holders of Warrant certificates or beneficial owners of Warrants. The following sets forth certain general terms and provisions of the Warrants that may be offered under this Prospectus. The specific terms of the Warrants, and the extent to which the general terms described in this section apply to those Warrants, will be set forth in the applicable Prospectus Supplement.
A copy of any warrant indenture or any warrant agency agreement relating to an offering of Warrants will be filed by the Company with the relevant securities regulatory authorities in Canada after it has been entered into by the Company.
Each applicable Prospectus Supplement will set forth the terms and other information with respect to the Warrants being offered thereby, which may include, without limitation, the following (where applicable):
•
the designation of the Warrants;

•
the aggregate number of Warrants offered and the offering price;

•
the designation, number and terms of the other Securities purchasable upon exercise of the Warrants, and procedures that will result in the adjustment of those numbers;

•
the exercise price of the Warrants;

•
the dates or periods during which the Warrants are exercisable;

•
the designation and terms of any securities with which the Warrants are issued;

•
if the Warrants are issued as a unit with another Security, the date on and after which the Warrants and the other Security will be separately transferable;

•
any minimum or maximum amount of Warrants that may be exercised at any one time;

•
whether such Warrants will be listed on any securities exchange;

•
any terms, procedures and limitations relating to the transferability, exchange or exercise of the Warrants;

•
certain material Canadian tax consequences of owning the Warrants; and

•
any other material terms and conditions of the Warrants.

Debt Securities
The Debt Securities will be senior or subordinated unsecured indebtedness of the Company as described in the relevant Prospectus Supplement. If the Debt Securities are senior indebtedness, they will rank equally and rateably with all other unsecured indebtedness of the Company, from time to time issued and outstanding, which is not subordinated.
If the Debt Securities are subordinated indebtedness, they will rank equally and rateably with all other subordinated Debt Securities from time to time issued and outstanding. In the event of the insolvency or winding-up of the Company, the subordinated Debt Securities will be subordinated and postponed in right of payment to the prior payment in full of all other liabilities and indebtedness of the Company, other than indebtedness that, by its terms, ranks equally with, or subordinate to, such subordinated Debt Securities.
Any convertible or exchangeable Debt Securities will be convertible or exchangeable only for other securities of the Company.
In conformity with applicable laws of Canada, for all bonds and notes of companies that are publicly offered, the Debt Securities will be governed by a document called an “indenture”. There will be a separate indenture for the senior Debt Securities and the subordinated Debt Securities. An indenture is a contract between a financial institution, acting on your behalf as trustee of the Debt Securities offered, and us. The trustee has two main roles. First, subject to some limitations on the extent to which the trustee can act on your behalf, the trustee can enforce your rights against us if we default on our obligations under the indenture.

Second, the trustee performs certain administrative duties for us. The aggregate principal amount of Debt Securities that may be issued under each indenture is unlimited. A copy of the form of each indenture to be entered into in connection with offerings of Debt Securities will be filed with the applicable securities regulatory authorities in Canada when it is entered into. A copy of any indenture or supplement thereto entered into by us will be filed with securities regulatory authorities and will be available on our profile on SEDAR+.
This Prospectus does not qualify for issuance Debt Securities in respect of which the payment of principal and/or interest may be determined, in whole or in part, by reference to one or more underlying interests including, for example, an equity or debt security, a statistical measure of economic or financial performance including, but not limited to, any currency, consumer price or mortgage index, or the price or value of one or more commodities, indices or other items, or any other item or formula, or any combination or basket of the foregoing items. For greater certainty, this Prospectus may qualify for issuance Debt Securities in respect of which the payment of principal and/or interest may be determined, in whole or in part, by reference to published rates of a central banking authority or one or more financial institutions, such as a prime rate, or to recognized market benchmark interest rates such as CORRA, SOFR, or a United States federal funds rate.
Selected provisions of the Debt Securities and the indenture(s) under which such Debt Securities will be issued are summarized below. This summary is not complete. The statements made in this Prospectus relating to any indenture and Debt Securities to be issued thereunder are summaries of certain anticipated provisions thereof and are subject to, and are qualified in their entirety by reference to, all provisions of the applicable indenture. The indentures will not limit the amount of Debt Securities that we may issue thereunder. We may issue Debt Securities from time to time under an indenture in one or more series by entering into supplemental indentures or by the Board or a duly authorized committee authorizing the issuance. The Debt Securities of a series need not be issued at the same time, bear interest at the same rate or mature on the same date.
The Prospectus Supplement for a particular series of Debt Securities will disclose the specific terms of such Debt Securities, including the price or prices at which the Debt Securities to be offered will be issued. The terms and provisions of any Debt Securities offered under a Prospectus Supplement may not be subject to or contain all of the terms described below. Those terms may include some or all of the following:
•
the designation, aggregate principal amount and authorized denominations of such Debt Securities;

•
the indenture under which such Debt Securities will be issued and the trustee(s) thereunder;

•
the currency or currency units for which the Debt Securities may be purchased and the currency or currency unit in which the principal and any interest is payable (in either case, if other than Canadian dollars);

•
whether such Debt Securities are senior or subordinated and, if subordinated, the applicable subordination provisions;

•
the percentage of the principal amount at which such Debt Securities will be issued;

•
the date or dates on which such Debt Securities will mature;

•
the rate or rates per annum at which such Debt Securities will bear interest (if any), or the method of determination of such rates (if any);

•
the dates on which any such interest will be payable and the record dates for such payments;

•
any redemption term or terms under which such Debt Securities may be defeased;

•
whether such Debt Securities are to be issued in registered form, bearer form or in the form of temporary or permanent global securities and the basis of exchange, transfer and ownership thereof;

•
the place or places where principal, premium and interest will be payable;

•
the designation and terms of any other Securities with which the Debt Securities will be offered, if any, and the principal amount of Debt Securities that will be offered with each Security;

•
the securities exchange(s) on which such series of Debt Securities will be listed, if any;

•
any terms relating to the modification, amendment or waiver of any terms of such Debt Securities or the applicable indenture;

•
any change in the right of the trustee or the holders to declare the principal, premium and interest with respect to such series of debt securities to be due and payable;

•
governing law;

•
any limit upon the aggregate principal amount of the Debt Securities of such series that may be authenticated and delivered under the indenture;

•
if other than the Company or the trustee, the identity of each registrar and/or paying agent;

•
if the Debt Securities are issued as a Unit with another Security, the date on and after which the Debt Securities and other Security will be separately transferable;

•
if the Debt Securities are to be issued upon the exercise of Warrants, the time, manner and place for such Securities to be authenticated and delivered;

•
if the Debt Securities are to be convertible or exchangeable into other securities of the Company, the terms and procedures for the conversion or exchange of the Debt Securities into other securities; and

•
any other specific terms of the Debt Securities of such series, including any events of default or covenants.

Subscription Receipts
Subscription Receipts may be offered separately or together with other Securities, as the case may be. The Subscription Receipts may be issued under a subscription receipt agreement.
The applicable Prospectus Supplement will include details of any subscription receipt agreement covering the Subscription Receipts being offered. A copy of any subscription receipt agreement relating to an offering of Subscription Receipts will be filed by the Company with the relevant securities regulatory authorities in Canada after the Company has entered into it. The specific terms of the Subscription Receipts, and the extent to which the general terms described in this section apply to those Subscription Receipts, will be set forth in the applicable Prospectus Supplement. This description may include, without limitation, the following (where applicable):
•
the number of Subscription Receipts;

•
the price at which the Subscription Receipts will be offered;

•
the terms, conditions and procedures for the conversion of the Subscription Receipts into other Securities;

•
the designation, number and terms of the other Securities that may be exchanged upon conversion of each Subscription Receipt;

•
the designation, number and terms of other Securities with which the Subscription Receipts will be offered, if any, and the number of Subscription Receipts that will be offered with each Security;

•
terms applicable to the gross or net proceeds from the sale of the Subscription Receipts plus any interest earned thereon;

•
certain material Canadian tax consequences of owning the Subscription Receipts; and

•
any other material terms and conditions of the Subscription Receipts.

Units
The Company may issue Units comprised of one or more of the other Securities described herein in any combination. Each Unit may be issued so that the holder of the Unit is also the holder of each Security included in the Unit; thus, the holder of a Unit may have the rights and obligations of a holder of each included Security. Any Unit agreement under which a Unit may be issued may provide that the Securities included in the Unit may not be held or transferred separately at any time or at any time before a specified date.
Each applicable Prospectus Supplement will set forth the terms and other information with respect to the Units being offered thereby, which may include, without limitation, the following (where applicable):
•
the designation, number and terms of the Units and of the Securities comprising the Units, including whether and under what circumstances those Securities may be held or transferred separately;

•
any provisions for the issuance, payment, settlement, transfer or exchange of the Units or of the Securities comprising the Units;

•
certain material Canadian tax consequences of owning the Securities comprising the Units; and

•
any other material terms and conditions of the Units.

PLAN OF DISTRIBUTION
General
The Company may from time to time during the 25-month period that this Prospectus, including any amendments and supplements hereto, remains valid, offer for sale and sell up to an aggregate of $150,000,000 in Securities hereunder.
The Securities may be sold by us: (i) directly pursuant to applicable statutory exemptions; (ii) to or through underwriters or dealers; or (iii) through designated agents. The Prospectus Supplement relating to a particular offering of Securities will identify any underwriter, dealer or agent engaged in connection with the offering and sale of such Securities, and will set forth the terms of the offering of such Securities, including, to the extent applicable, any fees, discounts or any other compensation payable to underwriters, dealers or agents in connection with the offering, the method of distribution of the Securities, the purchase price of the Securities (or the manner of determination thereof if offered on a non-fixed price basis), the net proceeds to us and any other material terms of the plan of distribution (including sales in transactions that are deemed to be “at-the-market distributions” as defined in NI 44-102). Any initial offering price and discounts, concessions or commissions allowed or re-allowed or paid to underwriters, dealers or agents may be changed from time to time. Only underwriters named in the Prospectus Supplement are deemed to be underwriters in connection with our Securities offered by that Prospectus Supplement.
The Securities may be sold from time to time in one or more transactions at a fixed price or prices or at non-fixed prices. If offered on a non-fixed price basis, the Securities may be offered at market prices prevailing at the time of sale, at prices determined by reference to the prevailing price of a specified security in a specified market or at prices to be negotiated with purchasers including sales in transactions that are deemed to be “at-the-market” distributions, including sales made directly on the Exchange or other existing trading markets for the Securities, in which case the compensation payable to an underwriter, dealer or agent in connection with any such sale will be decreased by the amount, if any, by which the aggregate price paid for the Securities by the purchasers is less than the gross proceeds paid by the underwriter, dealer or agent to the Company. The price at which the Securities will be offered and sold may vary from purchaser to purchaser and during the period of distribution. Only Common Shares will be offered in an “at-the-market distribution” under this Prospectus.
Sales of Securities under an “at-the-market distribution”, if any, will be made pursuant to an accompanying Prospectus Supplement. Sales of Securities under any “at-the-market” program will be made in transactions that are “at-the-market distributions” as defined in NI 44-102. The volume and timing of any “at-the-market distributions” will be determined at the Company’s sole discretion.
Although Common Shares sold under an “at-the-market distribution” are sold by a CIRO registered investment dealer, no underwriter or dealer involved in an “at-the-market distribution” under this Prospectus, no affiliate of such an underwriter or dealer and no person or company acting jointly or in concert with such an underwriter or dealer will over-allot securities in connection with such distribution or effect any other transactions that are intended to stabilize or maintain the market price of the offered Securities or securities of the same class as the Securities distributed under the “at-the-market distribution”, including selling an aggregate number or principal amount of Securities that would result in the underwriter creating an over-allocation position in the Securities.
In connection with the sale of the Securities, or in the case of Securities offered by a Selling Securityholder, underwriters, dealers or agents may receive compensation from the Company, and from the Selling Securityholder in the case of Securities offered by a Selling Securityholder, or from purchasers of Securities for whom they may act as agents including in the form of underwriters’, dealers’ or agents’ fees, commissions or concessions (and, in the case of Securities offered by a Selling Securityholder, such discounts, concessions or commissions as to particular underwriters or agents may be in excess of those customary in the types of transactions involved). Underwriters, dealers and agents that participate in the distribution of the Securities may be deemed to be underwriters for the purposes of applicable Canadian securities legislation and any such compensation that they receive from the Company and any profit that they make on the resale of the Securities, may be deemed to be underwriting discounts or commissions under applicable securities legislation. No Selling Securityholder may distribute any Securities under an “at-the-market distribution” under this Prospectus.
If so indicated in the applicable Prospectus Supplement, the Company may authorize dealers or other persons acting as our agents to solicit offers by certain institutions to purchase the Securities directly from us, or in the case of Securities offered by a Selling Securityholder, the Selling Securityholder may authorize dealers or other persons acting as agent to the Selling Securityholder to solicit offers by certain institutions to purchase Securities directly from the Selling Securityholder, pursuant to contracts providing for payment and delivery on a future date. These contracts will be subject only to the conditions set forth in the applicable Prospectus Supplement or supplements, which will also set forth the commission payable for solicitation of these contracts.
Underwriters, dealers or agents who participate in the distribution of the Securities may be entitled, under agreements to be entered into with the Company to indemnification by the Company against certain liabilities, including liabilities under Canadian securities legislation, or to contribution with respect to payments, which such underwriters, dealers or agents may be required to make in respect thereof. Such underwriters, dealers and agents may be customers of, engage in transactions with, or perform services for, the Company in the ordinary course of business.
In connection with any offering of Securities, subject to applicable laws and other than an “at-the-market distribution”, the underwriters, dealers or agents, as the case may be, may over-allot or effect transactions which stabilize, maintain or otherwise affect the market price of the offered Securities at a level other than those which otherwise might prevail on the open market. Such transactions may be commenced, interrupted or discontinued at any time.
Any offering of Preferred Shares, Subscription Receipts, Warrants, Units or Debt Securities that is not a secondary offering will be a new issue of Securities with no established trading market for those Securities. Unless specified in the applicable Prospectus Supplement, the Preferred Shares, Subscription Receipts, Warrants, Units and Debt Securities will not be listed on any securities exchange or any automated dealer quotation system, and there may be no market through which those Securities may be sold and purchasers may not be able to resell the Preferred Shares, Subscription Receipts, Warrants, Units and Debt Securities purchased under this Prospectus and the Prospectus Supplement. This may affect the pricing of the Preferred Shares, Subscription Receipts, Warrants, Units and Debt Securities in the secondary market, the transparency and availability of trading prices, the liquidity of the Preferred Shares, Subscription Receipts, Warrants, Units and Debt Securities and the extent of issuer regulation. Certain broker-dealers may make a market in the Preferred Shares, Subscription Receipts, Debt Securities, Warrants or Units, as applicable, but will not be obligated to do so and may discontinue any market making at any time without advance notice. No assurance can be made that any broker-dealer will make a market in the Preferred Shares, Subscription Receipts, Debt Securities, Warrants or Units or as to the liquidity of the trading market, if any, for such Securities. See “Risk Factors — Market for Securities”.
The Selling Securityholder may also enter into derivative transactions with third parties. If a Prospectus Supplement so indicates, in connection with those derivatives, the third parties may sell Securities covered by this Prospectus and the applicable Prospectus Supplement, including in short sale transactions. If so, the third parties may use Securities pledged by the Selling Securityholder or borrowed from the Selling Securityholder or others to settle those sales or to close out any related open borrowings of Securities, and may use Securities received from the Selling Securityholder in settlement of those derivatives to close out any related open borrowings of Securities. The third parties in such sale transactions will be underwriters or agents and will be identified in the applicable Prospectus Supplement. The Company does not intend to sell or otherwise distribute any Securities which are “novel” within the meaning of that term in NI 44-102.
Offerings in the United States
The Securities have not been, and will not be, registered under the U.S. Securities Act or any state securities laws and, subject to certain exceptions, may not be offered or sold or otherwise transferred or disposed of in the United States absent registration or pursuant to an applicable exemption from registration under the U.S. Securities Act and applicable state securities laws. In addition, until 40 days after the commencement of an offering of Securities under any applicable Prospectus Supplement, an offer or sale of

Securities within the United States by any dealer (whether or not participating in the offering of Securities) may violate the registration requirements of the U.S. Securities Act if such offer is made otherwise than in reliance on an exemption from the registration requirements of the U.S. Securities Act.
SELLING SECURITYHOLDERS
This Prospectus may also, from time to time, relate to the offering of Securities by way of a secondary offering by certain Selling Securityholders. The terms under which the Securities will be offered by Selling Securityholders will be described in the applicable Prospectus Supplement. The Prospectus Supplement for or including any offering of the Securities by Selling Securityholders will include, without limitation, where applicable: (i) the names of the Selling Securityholders; (ii) the number or amount of our Securities of the class being distributed owned, controlled or directed by each Selling Securityholder; (iii) the number or amount of our Securities of the class being distributed for the account of each Selling Securityholder; (iv) the number or amount of Securities of any class, to be owned, controlled or directed by the Selling Securityholders after the distribution and the percentage that number or amount represents of the total number of our outstanding Securities; (v) whether the Securities of the class being distributed are owned by the Selling Securityholders both of record and beneficially, of record only or beneficially only; (vi) if the Selling Securityholder purchased the Securities of the class being distributed within two years preceding the date of the Prospectus Supplement, the date or dates the Selling Securityholder acquired the Securities; (vii) if the Selling Securityholder acquired the Securities of the class being distributed in the 12 months preceding the date of the Prospectus, the cost thereof to the Selling Securityholder in the aggregate and on a per Security basis; and (viii) if applicable, the disclosure required by Item 1.11 of Form 44-101F1 Short Form Prospectus if a Selling Securityholder is incorporated, continued, or otherwise organized under the laws of a foreign jurisdiction or resides outside Canada, and, in such case, will file a non-issuer’s submission to jurisdiction form with the applicable Prospectus Supplement.
INSIDER TRADING POLICY
The Board has adopted an insider trading policy to set forth basic guidelines for trading in the Company’s securities (including, without limitation, the Common Shares) and to preserve its confidential information so as to avoid any situation that might have the potential to damage the Company’s reputation or which could constitute a violation of applicable securities law by the Company, its officers, directors, or employees. Under this policy, “insiders” (i.e., officers, members of the Board and other individuals having access to material non-public information) are prohibited from trading in Common Shares and other securities on the basis of such material non-public information until after the information has been disclosed to the public. The obligation not to trade on inside information applies not only to the Company and insiders, but also to persons who obtain such information from insiders and use it to their advantage. Thus, liability may be imposed upon the Company, its insiders and also outsiders who are the source of leaks of material information not yet disclosed to the public and the leaks coincide with purchases or sales of the Company’s securities (i) by such insiders or outsiders, (ii) by the Company itself, or (iii) by “tippees” (including relatives, friends, investment analysts, etc.). The Company has established recurring “blackout periods” prohibiting sales or purchases prior to the release of financial results which continue until two trading days after the time such information has been released to the public: seven (7) days for all insiders and commencing on the date that the reporting period ends for all persons involved in preparing the financial results. From time to time due to specific or anticipated events, the Company may feel it necessary to issue a general blackout period for a specific or indefinite period covering insiders or specific employees or groups.
VOTING SECURITIES AND PRINCIPAL HOLDERS THEREOF
The authorized capital of the Company consists of an unlimited number of Common Shares and an unlimited number of Preferred Shares issuable in series on terms to be fixed by the board of directors. As of August 30, 2025, a total of 211,929,191 Common Shares were issued and outstanding and no Preferred Shares were issued and outstanding. The holders of Common Shares are entitled to one vote per Common Share at all meetings of the shareholders either in person or by proxy.
To the knowledge of the Company’s directors or executive officers, no person or company beneficially owns, or controls or directs, directly or indirectly, ten percent (10%) or more of the issued and outstanding Common Shares as of the date of this Prospectus.

EARNINGS COVERAGE RATIOS
Earnings coverage ratios will be provided in the applicable Prospectus Supplement(s) with respect to any issuance and sale of Debt Securities or Preferred Shares pursuant to this Prospectus.
MARKET FOR SECURITIES
The Common Shares are listed and posted for trading on the Exchange under the symbol “CZZL”.
PRIOR SALES, TRADING PRICE AND VOLUME
Set out below is a summary of distributions made prior to and in connection with the Company’s RTO:
Period	Offering	Securities Issued	Issue Price	Proceeds	Use of Proceeds
February 2024 to August 2024	Private Placement (Units)	77,223,270	$0.20	$15,444,654.00	Purchase of Cizzle Brands Inc. (closed February 8, 2024), Corporate Purposes, Milestones
October 2024 to November 2024	Private Placement (Common Shares)	10,518,388	$0.30	$3,155,516.40	RTO, milestones, corporate purposes
November 2024	Subscription Receipts	3,458,940	$0.30	$1,037,682.00	RTO, milestones, corporate purposes
Additional Information regarding prior sales, trading price and volume of the Securities will be provided for the 12 month period preceding the relevant Prospectus Supplement as required for all of the Company’s issued and outstanding Securities that are listed on any securities exchange, as applicable.
OPTIONS TO PURCHASE SECURITIES
Convertible Security Holders	Number of holders	Amount and Type of Security	Average Exercise Price
Current and Former Directors of the Company	9	2,010,000 Options 1,300,000 Warrants(1)	$0.38 per Option $0.42 per Warrant
Current and Former Executive Officers of the Company	8	5,825,000 Options 123,435 Warrants(1)	$0.20 per Option $0.44 per Warrant
Employees and past employees of the Company	1	135,470 Warrants(1)	$0.44 per Warrant
Employees and past employees of any subsidiary of the Company(2)	48	5,505,000 Options 1,255,556 Warrants(1)	$0.21 per Option $0.44 per Warrant
Consultants	84	15,315,333 Options 41,167 RSUs	$0.26 per Option

Notes:
(1)
Excluding any common share purchase warrants purchased in arm’s length financings.

(2)
Excluding any person included in the row immediately above.

AUDIT COMMITTEE
The Audit Committee is comprised of Michael Doolan, Geoff Bedford and Nunziato Fattore. Each member of the Audit Committee is considered “independent” and “financially literate” as each term is defined in Multilateral Instrument 52-110 — Audit Committees. The Company has adopted a Charter of the Audit Committee in substantially the form set out in Schedule “A”.
The mandate of the Audit Committee is to assist the Board in fulfilling its oversight responsibilities relating to financial accounting, reporting and internal controls for the Company. The Audit Committee is responsible for: conducting reviews and discussions with management and the external auditors relating to the audit and financial reporting; assessing the integrity of internal controls and financial reporting procedures; ensuring implementation of internal controls and procedures; reviewing the quarterly and annual financial statements and management’s discussion and analysis of the Company; selecting and monitoring the independence, performance and remuneration of the external auditors; oversight of all disclosure relating to financial information; and pre-approving any non-audit services to be provided to the Company by any external auditors and the fees for those services. The Audit Committee is also responsible for reviewing and following the procedures established in the Company’s codes, policies and guidelines as may be established from time to time.
Relevant Educational Experience
All of the members of the Audit Committee are able to understand and interpret information related to financial statement analysis. Each of the members of the Audit Committee has a general understanding of the accounting principles used by the Company to prepare its financial statements and will seek clarification from the Company’s auditors, where required. Each of the members of the Audit Committee also has direct experience in understanding accounting principles for private and reporting companies.
In addition to each member’s general business experience, the education and experience of each Audit Committee member that is relevant to the performance of his or her responsibilities as an Audit Committee member is set forth below.
Michael Doolan
Mr. Doolan has held senior executive positions touching all aspects of financial management, including most recently retired as Executive Vice President, Finance and Chief Financial Officer of Neo Performance Materials Inc. (NEO:TSX). Prior to that, he served as Senior Vice President and Chief Financial Officer of Falconbridge Limited (TSX: FAL; NYSE:FAL) of Toronto before its merger with Noranda. He also served as a Director and Chair of the Audit Committee of Route1 Inc. (ROI:TSXV), among other public director positions.
Geoff Bedford
Mr. Bedford held several C-suite positions for publicly traded companies, including President and CEO of Neo Performance Materials Inc. (NEO:TSX), President and CEO of Molycorp, Inc. (MCP:NYSE), EVP, Chief Operating Officer and previously Chief Financial Officer at Neo Material Technologies Inc. (NEM:TSX). He presently serves as Non-Executive Chairman at B.E.S.T Venture Opportunities Fund (BVOF:CSE). Mr. Bedford is a Canadian Chartered Accountant who holds a Bachelor of Science from the University of Western Ontario, a diploma in accounting from Wilfrid Laurier University, and an MBA from Kellogg School of Management.
Nunziato Fattore
Mr. Fattore has been a business owner for his entire career. He has been the owner and operator of a number of Bruno’s Fine Foods grocery store locations across the Greater Toronto Area (“GTA”) for more than a decade, in which capacity he is actively involved in establishing the accounting policies and controls, as well as the preparation and review of financial statements and tax returns. In addition to his work at Bruno’s, Mr. Fattore also is active in Dendrite Inc., a real estate portfolio company with significant assets in the GTA. On behalf of Dendrite, he is actively involved in all real estate transactions (buying, selling, financing), and reviews financial statements and valuations regularly. Through this direct and supervisory experience, Mr. Fattore understands the accounting principles used by the Company to prepare its financial statements, the ability to assess the general application of such accounting principles in connection with the accounting for estimates, accruals and provisions; and understanding of internal controls and procedures for financial reporting.
Audit Committee Oversight
At no time since the commencement of the Company’s most recently completed financial year was a recommendation of the Audit Committee to nominate or compensate an external auditor not adopted by the Board.
Reliance on Certain Exemptions
Since the commencement of the Company’s most recently completed financial year, the Company has not relied on the exemptions in section 2.4, 3.2, 3.3(2), 3.4, 3.6, 3.8 or Part 8 of NI 52-110.
Pre-Approval Policies and Procedures
Formal policies and procedures for the engagement of non-audit services have yet to be formulated and adopted and are not currently planned for the Company. Subject to the requirements of NI 52-110, the engagement of non-audit services is considered by the Board and the Audit Committee, on a case-by-case basis as applicable.
External Auditor Service Fees
In the following table, “audit fees” are fees billed by the Company’s external auditor for services provided in auditing the Company’s annual financial statements for the subject year. “Audit-related fees” are fees not included in audit fees that are billed by the auditor for assurance and related services that are reasonably related to the performance of the audit review of the Company’s financial statements. “Tax Fees” are fees billed by the auditor for professional services rendered for tax compliance, tax advice and tax planning. “All other fees” are fees billed by the auditor for products and services not included in the foregoing categories.
The aggregate fees billed by the Company’s external auditor in the last two fiscal years, by category, are as follows:
Year ended July 31	Audit Fees ($)	Audit related Fees ($)	Tax Fees ($)	All Other Fees ($)
2024	$55,000	$14,600	$17,120	Nil.
2023	$6,000	Nil.	$1,500	Nil.
CORPORATE GOVERNANCE
National Instrument 58-101 — Disclosure of Corporate Governance Practices (“NI 58-101”) of the Canadian securities administrators requires the Company to annually disclose certain information regarding its corporate governance practices. Under this heading, the Company is providing the disclosure required by Form 58- 101F1.
Independence
In accordance with NI 58-101, the Board considers a director to be independent if he or she has no direct or indirect material relationship with the Company or its subsidiaries. A “material relationship” is a relationship which could, in the view of the Board, be reasonably expected to interfere with the exercise of a director’s independent judgment.
The Board facilitates its independent supervision over management by holding regular meetings at which members of management or non-independent directors are not in attendance and by retaining independent consultants where it deems necessary.

Based on the definition of independence and a review of the applicable factual circumstances (including financial, contractual and other relationships), the Board has determined that more than half of the Board is independent. The independent Board members are: Lauri Holomis, Nunziato Fattore, Ndamukong Suh, Michael Doolan, and Geoff Bedford. The Board has determined that John Celenza, the Director, Executive Chairman and Chief Executive Officer of the Company is not independent due to his positions with the Company.
As such, the Company has a majority of independent directors, as recommended by National Policy 58-201 — Corporate Governance Guidelines. The Board seeks to ensure that independent judgment is exercised in all decisions by requiring that all major decisions be reviewed by the independent directors, ensuring the chair of each board committee is independent and encouraging regular in-camera sessions of the independent directors.
Directorships
Certain of the directors are presently a director of one or more other reporting issuers (or equivalent) in a Canadian or foreign jurisdiction, as follows:
Individual	Position	Issuer	Exchange
Geoff Bedford	Director	BEST Venture Opportunities Fund	CSE
Michael Doolan	Director	Fredonia Mining Inc.	TSXV
Ndamukong Suh	Director	Fundamental Global Inc. (formerly, FG Group Holdings Inc.)	NASDAQ
Meetings
The independent judgment of the Board in carrying out its responsibilities is the responsibility of all directors. The Board facilitates independent supervision of management through meetings of the Board and through frequent informal discussions among independent members of the Board and management. In addition, the Board has access to the Company’s external auditors, legal counsel and to any of the Company’s officers.
The Chairman, John Celenza is not an independent Director and currently, Nunziato Fattore is the “lead director”. The Board has taken certain steps in order to ensure independent directors are provided with adequate leadership, including: (a) promoting a thorough understanding by the directors and management of the duties and responsibilities of the directors and the distinctions between the role of the directors and the role of management; (b) promoting cohesiveness among the directors; and (c) ensuring processes are in place to monitor legislation and best practices relating to the responsibilities of the Board, and (d) reviewing the effectiveness of the Board, its committees and individual directors on a regular basis. In order to ensure that a balance of authority and objective leadership is maintained, independent directors may hold meetings, or in camera sessions during such meetings, at which neither non-independent directors nor officers of the Company will be in attendance when the independent directors deem it prudent to do so. This provides a forum for independent directors to voice their concerns and discuss whether the Board’s role and responsibilities are being effectively carried out. The Board ensures open and candid discussion among its independent directors by continuously monitoring situations where a conflict of interest or perceived conflict of interest with respect to a director may exist. In cases where such a conflict of interest or perceived conflict of interest is identified, it is addressed in accordance with the Business Corporations Act (British Columbia). The Board may determine that it is appropriate to hold an in-camera session excluding a director with a conflict of interest or perceived conflict of interest, or such director may consider that it is appropriate to recuse him or herself from considering and voting with respect to the matter under consideration.
The Board has held two meetings since the RTO and all directors attended each meeting. With the exception of Lauri Holomis, who was absent from one of the two Audit Committee meetings, the attendance of each director for all board and committee meetings since the RTO is 100%.

Board of Directors — Roles and Responsibilities
The Board has responsibility for the stewardship of the Company including responsibility for strategic planning, identification of the principal risks of the Company’s business and implementation of appropriate systems to manage these risks, succession planning (including appointing, training and monitoring senior management), communications with investors and the financial community and the integrity of the Company’s internal control and management information systems. The mandate for the Board is attached as Schedule “B”.
As part of its ongoing review of business operations, the Board reviews, as frequently as required, the principal risks inherent in The Company’s business including financial risks, through periodic reports from management of such risks, and assesses the systems established to manage those risks. Directly and through the Audit Committee, the Board also assesses the integrity of internal control over financial reporting and management information systems.
In addition to those matters that must, by law, be approved by the Board, the Board is required to approve any material dispositions, acquisitions and investments outside the ordinary course of business, long-term strategy, and organizational development plans. Management of The Company is authorized to act without board approval, on all ordinary course matters relating to The Company’s business.
The Board also monitors The Company’s compliance with timely disclosure obligations and reviews material disclosure documents prior to distribution. The Board is responsible for selecting the Chief Executive Officer and appointing senior management and for monitoring their performance.
Position Descriptions
The Board has developed mandates and written position descriptions for the Board, Chairman of the Board, Lead Director, CEO, Chair of Governance and Nominating Committee, Chair of Compensation Committee, and Chair of Audit Committee. These documents are attached as Schedule “C”.
Orientation and Continuing Education
The Board is responsible for providing orientation for all new recruits to the Board. Each new director brings a different skill set and professional background, and with this information, the Board is able to determine what orientation to the nature and operations of The Company’s business will be necessary and relevant to each new director. The Company provides continuing education for its directors as the need arises and encourages open discussion at all meetings, which format encourages learning by the directors.
Ethical Business Conduct
The Board has adopted the Code of Business Conduct and Ethics (the “Code”) (attached as Schedule “D”) for the directors, officers, employees and consultants of the Company and its subsidiaries. All new employees must read the Code when hired and acknowledge that they will abide by the Code.
The Board is responsible for monitoring compliance with the Code. In accordance with the Code, directors, officers, employees and consultants of the Company and its subsidiaries should raise questions regarding the application of any requirement under the Code, and report a possible violation of a law or the Code, promptly to their superior or manager. If reporting a concern or complaint to a superior or manager is not possible or advisable, or if reporting it to such person does not resolve the matter, the matter should be addressed to a member of the Chief Executive Officer or Lead Director.
The Board monitors compliance with the Code by, among other things, obtaining reports from the Chief Executive Officer regarding breaches of the Code. The Board also reviews investigations and any resolutions of complaints received under the Code. In addition, the Board approves changes to the Code it considers appropriate, at least annually.
The Board takes steps to ensure that directors, officers and other employees exercise independent judgment in considering transactions and agreements in respect of which a director, officer or other employee of the Company has a material interest, which include ensuring that directors, officers and other employees are thoroughly familiar with the Code and, in particular, the rules concerning reporting conflicts of interest and obtaining direction from their superior or manager or the Chief Executive Officer or Lead Director regarding any potential conflicts of interest.
The Board encourages and promotes an overall culture of ethical business conduct by promoting compliance with applicable laws, rules and regulations; providing guidance to directors, officers and other employees to help them recognize and deal with ethical issues; promoting a culture of open communication, honesty and accountability; and ensuring awareness of disciplinary action for violations of ethical business conduct.
Nomination of Directors
The Board has not adopted any formal policy for the nomination of new directors. The Board relies on its nominating and corporate governance committee to identify new candidates for Board nomination based on the needs of the Board. The nominating and corporate governance committee is responsible for identifying individuals qualified to become new board members and recommending to the board the new director nominees for the next annual meeting of shareholders. In making its recommendations, the nominating and corporate governance committee considers: (i) the competencies and skills that the board considers to be necessary for the board, as a whole, to possess; (ii) the diversity of the board composition, including whether targets have been adopted for women, visible minorities, Aboriginal people and people with disabilities on the board or in executive officer positions; (iii) the competencies and skills that the board considers each existing director to possess; (iv) the competencies and skills each new nominee will bring to the boardroom; and (v) whether or not each new nominee can devote sufficient time and resources to his or her duties as a board member. The nominating and corporate governance committee is composed of a majority of independent directors, being John Celenza (Chair), Michael Doolan and Nunziato Fattore.
Compensation Committee
The Compensation Committee is appointed by the Board to assist in promoting a culture of integrity throughout the Company, to assist the Board in setting director and senior executive compensation, and to develop and submit to the Board recommendations with respect to other employee benefits as the Compensation Committee sees fit. In the performance of its duties, the Compensation Committee is guided by the following principles: (a) offering competitive compensation to attract, retain and motivate highly qualified executives in order for the Company to meet its goals; and (b) acting in the interests of The Company and the Shareholders by being fiscally responsible. The Compensation Committee responsibility is to review and make recommendations to the Board regarding the corporate goals and objectives relevant to compensation of executives and evaluating their performance in light of those goals and objectives.
The Board relies on the knowledge and experience of the members of the Compensation Committee to set appropriate levels of compensation for senior officers. Neither the Company or the Compensation Committee currently has, or has had at any time since incorporation, any contractual arrangement with any executive compensation consultant who has a role in determining or recommending the amount or form of senior officer compensation.
When determining compensation payable, the Compensation Committee considers both external and internal data. External data includes general markets conditions as well as information regarding compensation paid to directors, CEOs and CFOs of companies of similar size and at a similar stage of development in the industry. Internal data includes annual reviews of the performance of the directors, CEO and CFO in light of The Company’s corporate objectives and considers other factors that may have impacted The Company’s success in achieving its objectives.
The Compensation Committee is comprised of a majority of independent directors, namely John Celenza (Chair), Geoff Bedford and Nunziato Fattore. The Board believes that the members of the Compensation Committee collectively have the knowledge, experience and background required to fulfill their mandate and is satisfied that the composition of the Compensation Committee ensures an objective process for determining compensation.

Other Board Committees
Other than the Audit Committee, the Governance and Nominating Committee and the Compensation Committee, described above, the Board has no other committees.
Assessments
The Board annually reviews its own performance and effectiveness as well as reviews the Audit Committee Charter and recommends revisions as necessary. Neither the Company nor the Board has adopted formal procedures to regularly assess the Board, the committees or the individual directors as to their effectiveness and contribution. Effectiveness is subjectively measured by comparing actual corporate results with stated objectives. The contributions of individual directors are informally monitored by the other Board members, bearing in mind the business strengths of the individual and the purpose of originally nominating the individual to the Board.
The Board monitors the adequacy of information given to directors, communication between the Board and management and the strategic direction and processes of the Board and its committees.
The Board believes its corporate governance practices are appropriate and effective for the Company, given its size and operations. The corporate governance practice of the Company allows it to operate efficiently, with checks and balances that control and monitor management and corporate functions without excessive administrative burden.
Retirement and Term Limits
The Company has not adopted term limits for the directors on the Board, nor is there a mandatory retirement age. No such limits have been adopted in order to maintain a balance between ensuring fresh ideas and view points are available to the Board while simultaneously not losing the benefits of experience and continuity contributed by longer serving directors on the Board. The Board believes that the annual assessment process is an efficient and transparent way to evaluate directors, which provides strong motivation for directors to make sure they make a significant contribution to the Board and the Company.
Diversity and Inclusion
The Company has not adopted a written diversity policy relating to the identification and nomination of directors or members of senior management that are women. Although the Board acknowledges that diversity, including diversity of experience, perspective, education, race, gender and national origin is of value to the Company, in considering potential directors and executive officers, the Board will continue to seek the most qualified candidates. The Board generally identifies, evaluates and recommends candidates to become members of the Board or members of senior management with the goal of creating a Board and members of the senior management team that, as a whole, consists of individuals with various and relevant career experience, industry knowledge and experience, and financial and other specialized expertise. The composition of the Board and senior management is primarily a question of experience and expertise brought by each individual. The Board, when searching for candidates, also takes diversity into account. Although the Board does not have a formal diversity policy, it considers diversity in its broadest sense when evaluating candidates, including persons diverse in gender, ethnicity, experience, and background. The Board considers all factors it deems relevant in the process of identifying, evaluating, and recommending candidates for the Board and senior management. The Board does not have specific targets in respect of appointing women to the Board and in respect of executive officer appointments. As at the date hereof, of the Company’s current directors, one (being 16.67%) are women and no members of the Company’s senior management are women (being 0%).
Majority Voting Policy
The Board has adopted a policy for majority voting for individual directors (the “Majority Voting Policy”). The form of proxy for the Meeting enables each Shareholder to vote for, or withhold their Shares from voting on, the election of each Board Nominee separately. In accordance with the terms of the Majority Voting Policy, if the votes “for” the election of a Board Nominee are fewer than the votes “withheld”, then the Board Nominee will be considered to have not received the support of the Shareholders for the purpose of the Majority Voting Policy and such director is expected to immediately tender his or her resignation to the Board, to take effect upon acceptance by the Board. A director nominee who tenders a resignation pursuant to this Majority Voting Policy will not participate in any meeting of the Board or any sub-committee of the Board at which the resignation is considered. The Board will, within 90 days of receiving a resigning director’s resignation, make a decision whether to accept or reject such director’s offer to resign, and will promptly issue a press release announcing the resignation of the director or explaining why the Board did not accept the resignation.
Advance Notice Policy
The Company is committed to: (i) facilitating an orderly and efficient process for the election of directors at shareholder meetings; (ii) ensuring that all Shareholders receive adequate notice of the director nominations and sufficient information with respect to all director nominees; and (iii) allowing Shareholders to register an informed vote after having been afforded reasonable time for appropriate deliberation. As such the Company has adopted an advance notice policy (the “Advance Notice Policy”) to provide Shareholders, directors and management of the Company with a clear framework for nominating directors of the Company. The Advance Notice Policy establishes a deadline by which holders of record of Common Shares must submit director nominations to the Company prior to any annual general or special meeting of Shareholders.
Under the Advance Notice Policy a Shareholder’s notice must be received by the Company: (a) in the case of an annual meeting of Shareholders, not less than 30 days nor more than 65 days prior to the date of the annual meeting of Shareholders; provided, however, that in the event that the annual meeting of Shareholders is to be held on a date that is less than 50 days after the date (the “Notice Date”) on which the first public announcement of the date of the annual meeting was made, notice by a Shareholder may be made not later than the close of business on the 10th day following the Notice Date; and (b) in the case of a special meeting (which is not also an annual general meeting) of Shareholders called for the purpose of electing directors (whether or not called for other purposes), not later than the close of business on the 15th day following the day on which the first public announcement of the date of the special meeting of Shareholders was made.
The Advance Notice Policy also sets out the information that must be included in or that must accompany the nominating Shareholder’s notice. The Board may, in its sole discretion, waive any provision under the Advance Notice Policy. The summary of the Advance Notice Policy described above is qualified in its entirety by reference to the full text of the Advance Notice Policy.
CEASE TRADE ORDERS, BANKRUPTCIES, PENALTIES OR SANCTIONS
Cease Trade Orders
To the Company’s knowledge, except as disclosed herein, no director or executive officer of the Company is, as of the date hereof, or was within ten years before the date hereof, a director, chief executive officer or chief financial officer of any company (including the Company), that:
(a)
was subject to a cease trade order, an order similar to a cease trade order, or an order that denied the relevant company access to any exemption under securities legislation, that was in effect for a period of more than 30 consecutive days that was issued while the director or executive officer was acting in the capacity as director, chief executive officer or chief financial officer; or

(b)
was subject to a cease trade order, an order similar to a cease trade order, or an order that denied the relevant company access to any exemption under securities legislation, that was in effect for a period of more than 30 consecutive days, that was issued after the director or executive officer ceased to be a director, chief executive officer or chief financial officer and which resulted from an event that occurred while that person was acting in the capacity as director, chief executive officer or chief financial officer.

Bankruptcies
Except as disclosed immediately below, to the Company’s knowledge, no director or executive officer of the Company, or a shareholder holding a sufficient number of securities of the Company to affect materially the control of the Company:
(a)
is, as of the date hereof, or has been within the ten years before the date hereof, a director or executive officer of any company (including the Company) that, while that person was acting in that capacity, or within a year of that person ceasing to act in that capacity, became bankrupt, made a proposal under any legislation relating to bankruptcy or insolvency or was subject to or instituted any proceedings, arrangement or compromise with creditors or had a receiver, receiver manager or trustee appointed to hold its assets; or

(b)
has, within the ten years before the date hereof, become bankrupt, made a proposal under any legislation relating to bankruptcy or insolvency, or become subject to or instituted any proceedings, arrangement or compromise with creditors, or had a receiver, receiver manager or trustee appointed to hold the assets of the director, executive officer or shareholder.

Geoff Bedford was the president and CEO of Molycorp, Inc. (“Molycorp”) from December 2013 to July 2015 and Michael Doolan was the CFO of Molycorp from June 2012 to January 2017. In June 2015, Molycorp filed a voluntary petition for relief under chapter 11 of title 11 of the United States Code in the United States Bankruptcy Court for the District of Delaware. On November 3, 2016, Molycorp announced that it filed a joint plan of reorganization with the US Bankruptcy Court for the District of Delaware that proposed an emergence from chapter 11 protection and on August 31, 2016, Molycorp announced that such plan of reorganization became effective and Molycorp emerged from Chapter 11 protection.
John Celenza was a director of BioSteel Sports Nutrition Inc. (“BioSteel”) from 2009 to March 2023. On September 14, 2023, BioSteel Canada commenced proceedings (the “CCAA Proceedings”) under the Companies’ Creditors Arrangement Act (the “CCAA”) in the Ontario Superior Court of Justice (Commercial List) (the “CCAA Court”) and sought and obtained recognition of that proceeding under Chapter 15 of the United States Bankruptcy Code. To assist with the sale process, the CCAA Court approved the appointment of a monitor as required under the CCAA. As a result of the CCAA Proceedings, BioSteel liquidated and sold its assets. As a result of the conclusion of the sale of assets and distribution of the cash and proceeds of BioSteel, on July 31, 2024, the CCAA Court granted an order which provided, among other things, for the termination of the CCAA Proceedings upon service of a certificate (the “CCAA Termination Certificate”) and authorization for BioSteel to file assignments in bankruptcy pursuant to the Bankruptcy and Insolvency Act. BioSteel was assigned into bankruptcy as of October 2, 2024. The CCAA Termination Certificate was served on October 22, 2024.
Penalties or Sanctions
To the Company’s knowledge, no director or executive officer of the Company, or a shareholder holding a sufficient number of securities of the Company to affect materially the control of the Company, has been subject to:
(a)
any penalties or sanctions imposed by a court relating to securities legislation or by a securities regulatory authority or has entered into a settlement agreement with a securities regulatory authority; or

(b)
any other penalties or sanctions imposed by a court or regulatory body that would likely be considered important to a reasonable investor in making an investment decision.

RISK FACTORS
An investment in the Securities involves a high degree of risk and must be considered speculative due to the nature of the Company’s business and present stage of development. Before making an investment decision, prospective purchasers of Securities should carefully consider the information described in this Prospectus and the documents incorporated by reference herein, including the applicable Prospectus Supplement. There are certain risks inherent in an investment in the Securities, including the factors described below and under the heading “Risk Factors” in the Annual Information Form and under the heading “Risk Factors and Uncertainties” in the Annual MD&A, and any other risk factors described herein or in a document incorporated by reference herein, which investors should carefully consider before investing. Additional risk factors relating to a specific offering of Securities will be described in the applicable Prospectus Supplement. Some of the factors described herein, in the documents incorporated by reference herein, and/or the applicable Prospectus Supplement are interrelated and, consequently, investors should treat such risk factors as a whole. If any of the risk factors described herein, in the Annual Information Form, in another document incorporated by reference herein or in the applicable Prospectus Supplement occur, it could have a material adverse effect on the business, financial condition and results of operations of the Company. Additional risks and uncertainties of which the Company currently is unaware or that are unknown or that it currently deems to be immaterial could have a material adverse effect on the Company’s business, financial condition and results of operation. The Company cannot assure purchasers that it will successfully address any or all of these risks. There is no assurance that any risk management steps taken will avoid future loss due to the occurrence of the risks described herein, in the Annual Information Form, in the other documents incorporated by reference herein or in the applicable Prospectus Supplement or other unforeseen risks.
Impact of U.S. Legislation and Regulatory Policies
Recent policy, legislative and regulatory changes in the United States could have an adverse effect on the Company and its financial condition. Although the Company outsources the manufacturing of certain of its products to a company located in the United States and most of its ingredients are exempt from tariffs under U.S. laws, there is uncertainty regarding U.S. tariffs and support for existing treaty and trade relationships, including with Canada. Pending renegotiation of the Canada-United States-Mexico Agreement or the implementation by the U.S. government of new legislative or regulatory policies could impose additional costs on the Company, decrease U.S. demand for the Company’s products, or otherwise negatively impact the Company, which may have a material adverse effect on the Company’s business, financial condition and operations. In addition, this uncertainty may adversely impact: (i) the ability of other companies to transact business with companies such as the Company; (ii) the Company’s profitability; (iii) global stock markets (including the Exchange); and (iv) general global economic conditions. All of these factors are outside of Cizzle’s control, but may nonetheless lead the Company to adjust its strategy in order to compete effectively in global markets.
Risks Related to the Offering
An Investment in the Securities is Speculative
An investment in the Securities and the Company’s prospects generally, are speculative due to the risky nature of its business and the present state of its development. Investors may lose their entire investment and should carefully consider the risk factors described below and under the heading “Risk Factors” in the Annual Information Form.
Credit Risk
The Company is exposed to credit risk on its cash and account receivables. The carrying amount of the Company’s financial assets represent the maximum credit exposure. The Company’s cash is held on deposit with major banks in Canada and the United States, which the Company believes lessens the degree of credit risk.

Liquidity Risk
The Company manages its liquidity risk by reviewing on an ongoing basis its capital requirements. The Company typically settles its financial obligations in cash. The ability to settle obligations in cash is dependent on the Company raising financing in a timely manner and by maintaining sufficient cash in excess of anticipated needs.
Interest Rate Risk
Financial instruments that potentially subject the Company to cash flow interest rate risk are those assets and liabilities with a variable interest rate. Currently, the Company has no assets or liabilities with a variable interest rate other than the eCapital Loan.
Negative Cash Flow from Operations
Since its inception, the Company has generated negative operating cash flows and there are no assurances that sufficient revenues will be generated in the near future or that the Company will not continue to experience negative cash flow from operations in the future. The Company has to this date funded its operations predominantly with proceeds from operations and equity financings and expects to raise additional funds through equity financings or through loan financing. The Company cannot guarantee it will have a cash flow positive status in the future. To the extent that the Company has negative cash flow in any future period, it may need to deploy a portion of its existing working capital to fund such negative cash flows and/or certain of the proceeds from the Offering may be used to fund such negative cash flow from operating activities. There is no assurance that additional capital or other types of financing will be available if needed or that these financings will be on terms at least as favourable to the Company as those previously obtained, or at all. The Company’s ability to successfully raise additional capital and maintain liquidity may be impaired by factors outside of its control, such as a shift in consumer preference towards certain healthy drinks and food products or a downturn in the economy.
Discretion in the Use of Proceeds
While detailed information regarding the use of proceeds from the sale of the Securities will be described in the applicable Prospectus Supplement, the Company will have broad discretion over the use of net proceeds from an offering by the Company of its securities. There may be circumstances where, for sound business reasons, a reallocation of funds may be deemed prudent or necessary. In such circumstances, the net proceeds will be reallocated at the Company’s sole discretion.
Management will have discretion concerning the use of proceeds described in the applicable Prospectus Supplement as well as the timing of their expenditures. As a result, an investor will be relying on the judgment of management for the application of the proceeds. Management may use the net proceeds described in a Prospectus Supplement in ways that an investor may not consider desirable. The results and the effectiveness of the application of the proceeds are uncertain. If the proceeds are not applied effectively, the Company’s results of operations may suffer.
While detailed information regarding the use of proceeds from the sale of the Securities will be described in the applicable Prospectus Supplement, the Company will have broad discretion over the use of net proceeds from an offering by the Company of its Securities. There may be circumstances where, for sound business reasons, a reallocation of funds may be deemed prudent or necessary. In such circumstances, the net proceeds will be. As a result, an investor will be relying on the judgment of management for the application of the proceeds. Management may use the net proceeds described in a Prospectus Supplement in ways that an investor may not considerdesirable. The results and the effectiveness of the application of the proceeds are uncertain. If the proceeds are not applied effectively, the Company’s results of operations may suffer. See “Use of Proceeds”.
Additional Financing
The continued development of the Company will require additional financing. There is no guarantee that the Company will be able to achieve its business objectives, including with respect to the expansion of its product offerings, completing future acquisitions, and entering into strategic partnerships. The Company intends to fund its business objectives by way of additional offerings of equity and/or debt financing as well as through anticipated positive cash flow from operations in the future. The failure to raise or procure such additional funds or the failure to achieve positive cash flow could result in the delay or indefinite postponement of current business objectives. There can be no assurance that additional capital or other types of financing will be available if needed or that, if available, will be on terms acceptable to the Company. If additional funds are raised by offering equity securities, existing shareholders could suffer significant dilution. The Company will then require additional financing to fund its operations until positive cash flow is achieved, see “Risk Factors — Negative Cash Flow from Operations”.
Volatile Market Price of Company’s Securities
The market price of the Company’s securities may be volatile and subject to wide fluctuations in response to numerous factors, many of which are beyond the Company’s control. Market price fluctuations in the Common Shares, including Common Shares distributed hereunder, may be adversely affected by a variety of factors relating to the Company’s business, including fluctuations in the Company’s operating and financial results, such results failing to meet the expectations of securities analysts or investors and downward revisions in securities analysts’ estimates in connection therewith, sales of additional Common Shares, governmental regulatory action, adverse change in general market conditions or economic trends, acquisitions, dispositions or other material public announcements by the Company or its competitors, along with a variety of additional factors, including, without limitation, those set forth under the heading “Cautionary Note Regarding Forward-Looking Information”. Additionally, these factors, as well as other related factors, may cause decreases in asset values that are deemed to be other than temporary, which may result in impairment losses.
Financial markets have recently and historically experienced significant price and volume fluctuations that have particularly affected the market prices of equity securities of companies and that have often been unrelated to the operating performance, underlying asset values or prospects of such companies. Accordingly, the market price of the Company’s securities may materially decline even if the Company’s operating results, underlying asset values or prospects have not changed. Additionally, the value of the Common Shares is subject to market value fluctuations based upon factors that influence the Company’s operations, such as legislative or regulatory developments, competition, technological change and changes in interest rates or foreign exchange rates. There can be no assurance that continual fluctuations in price will not occur and it may be anticipated that any market for the Common Shares will be subject to market trends generally, notwithstanding any potential success of the Company. As at the date of this Prospectus, only the Common Shares are listed on a securities exchange and may be purchased in the secondary market. These broad market fluctuations may adversely affect the market price of any Securities of the Company.
Risk Factors Related to Dilution
The Company may issue additional securities in the future, which may dilute a shareholder’s holdings in the Company. The Company’s articles permit the issuance of an unlimited number of Common Shares, and shareholders will have no pre-emptive rights in connection with such further issuance. The directors of the Company have discretion to determine the price and the terms of further issuances. Moreover, additional Common Shares will be issued by the Company on the exercise of options under the Company’s stock option plan and upon the exercise of outstanding Warrants.
Market for Securities
There is currently no market through which the Securities, other than the Common Shares, may be sold and, unless otherwise specified in the applicable Prospectus Supplement, such unlisted Securities may not be listed on any securities or stock exchange or any automated dealer quotation system. As a consequence, purchasers may not be able to resell such unlisted Securities purchased under this Prospectus. This may affect the pricing of our Securities, other than our Common Shares, in the secondary market, the transparency and availability of trading prices, the liquidity of these Securities and the extent of issuer regulation. There can be no assurance that an active trading market for our Securities, other than our Common Shares, will develop or, if developed, that any such market, including for our Common Shares, will be sustained.

Profitability
There is no assurance that the Company will earn profits in the future, or that profitability will be sustained. There is no assurance that future revenues will be sufficient to generate the funds required to continue the Company’s business development and marketing activities. If the Company does not have sufficient capital to fund its operations, it may be required in the future to reduce its marketing efforts or forego certain business opportunities.
Enforcement of Civil Liabilities
One of our subsidiaries and certain of our assets are located outside of Canada. Accordingly, it may be difficult for investors to enforce within Canada any judgments obtained against the Company, including judgments predicated upon the civil liability provisions of applicable Canadian securities laws or otherwise. Consequently, investors may be effectively prevented from pursuing remedies against the Company under Canadian securities laws or otherwise. The Company has a subsidiary incorporated in the United States. It may not be possible for shareholders to effect service of process outside of Canada against any directors and officers of the Company who are not resident in Canada. In the event a judgment is obtained in a Canadian court against one or more of such persons for violations of Canadian securities laws or otherwise, it may not be possible to enforce such judgment against persons not resident in Canada. Additionally, it may be difficult for an investor, or any other person or entity, to assert Canadian securities law or other claims in original actions instituted in the United States. Courts in the United States may refuse to hear a claim based on a violation of Canadian securities laws or otherwise on the grounds that such jurisdiction is not the most appropriate forum to bring such a claim. Even if a foreign court agrees to hear a claim, it may determine that the local law, and not Canadian law, is applicable to the claim. If Canadian law is found to be applicable, the content of applicable Canadian law must be proven as a fact, which can be a time-consuming and costly process. Certain matters of procedure will also be governed by foreign law.
CERTAIN FEDERAL INCOME TAX CONSIDERATIONS
The applicable Prospectus Supplement will include a general summary of certain Canadian federal income tax consequences which may be applicable to a purchaser of Securities offered thereunder. Investors should read the tax discussion in any Prospectus Supplement with respect to a particular offering and consult their own tax advisors with respect to their own particular circumstances.
PROMOTERS
The Company does not have any “promoters” as the term is contemplated under applicable corporate and securities laws, other than John Celenza, CEO of the Company, who may be considered a promoter of the Company in that he took the initiative in organizing the current business of the Company. Mr. Celenza is the registered holder of 15,723,327 Common Shares and 1,500,000 stock options to acquire Common Shares.
Other than as disclosed in the AIF, no person who was a promoter of the Company:
•
received anything of value directly or indirectly from the Company;

•
sold or otherwise transferred any asset to the Company within the last 2 years;

•
is as of the date hereof, or was within 10 years before the date hereof, a director, CEO or CFO of any person or company that was the subject of a cease trade order or similar order or an order that denied the relevant person or company access to any statutory exemptions for a period of more than 30 consecutive days while that person was acting in the capacity as director, CEO or CFO;

•
is as of the date hereof, or was within 10 years before the date hereof, a director, CEO or CFO of any person or company that was the subject of a cease trade order or similar order or an order that denied the relevant person or company access to any statutory exemptions for a period of more than 30 consecutive days that was issued after the person ceased to be a director, CEO or CFO and which resulted from an event that occurred while the person was acting in the capacity as director, CEO or CFO;

•
is as of the date hereof, or was within 10 years before the date hereof, a director or executive officer of any person or company that, while the person was acting in that capacity, or within a year of that person ceasing to act in the capacity, became bankrupt, made a proposal under any legislation relating to bankruptcy or insolvency or was subject to or instituted any proceedings, arrangement or compromise with creditors or had a receiver or receiver manager or trustee appointed to hold its assets;

•
has, within 10 years before the date hereof, become bankrupt, made a proposal under any legislation relating to bankruptcy or insolvency, or become subject to or instituted any proceedings, arrangement or compromise with creditors, or had a receiver, receiver-manager or trustee appointed to hold the assets of the person;

•
has been subject to any penalties or sanctions imposed by a court relating to Canadian securities legislation or by a Canadian securities regulatory authority or has entered into a settlement agreement with a Canadian securities regulatory authority; or

•
has been subject to any other penalties or sanctions imposed by a court or regulatory body that would be likely to be considered important to a reasonable investor making an investment decision.

LEGAL PROCEEDINGS AND REGULATORY ACTIONS
In July 2024, a claim of passing off and breach of Section 7(b) of the Trademark Act (Canada) was brought against John Celenza, Cizzle Brands Ltd. and Cizzle Brands Inc. in the Ontario Superior Court of Justice seeking injunctive relief and unspecified damages. The claim against John Celenza was discontinued by the plaintiff in August 2024, and an interlocutory injunction sought by the plaintiff was denied by the Ontario Superior Court of Justice in October 2024. On February 11, 2025, the plaintiffs discontinued the claim as against the defendants, Cizzle Brands Ltd. and Cizzle Brands Inc.
LEGAL MATTERS
Certain legal matters in connection with the offering of the Securities will be passed upon by Bennett Jones LLP on behalf of the Company. As at the date hereof, the designated professionals of Bennett Jones LLP, as a group, beneficially own, directly or indirectly, less than one percent of the securities of the Company.
AUDITORS, TRANSFER AGENT AND REGISTRAR
MNP LLP are the auditors of the Company and have confirmed that they are independent of the Company within the meaning of the relevant rules and related interpretations prescribed by the relevant professional bodies in Canada and any applicable legislation or regulation.
The registrar and transfer agent for the Common Shares is Odyssey Trust Company at its principal office in Toronto, Ontario.
PURCHASERS STATUTORY AND
CONTRACTUAL RIGHTS OF WITHDRAWAL AND RESCISSION
Securities legislation in certain of the provinces and territories of Canada provides purchasers of the Securities with the right to withdraw from an agreement to purchase the Securities. This right may be exercised within 2 business days after the later of (a) the date that the Company (i) filed this Prospectus, the accompanying Prospectus Supplement and any amendment relating to the Securities purchased by a Purchaser on SEDAR+ and a receipt is issued and posted for the document, and (ii) issued and filed a news release on SEDAR+ announcing that the document is accessible through SEDAR+, and (b) the date that any purchaser has entered into an agreement to purchase the Securities or a contract to purchase or a subscription for the Securities. In several of the provinces and territories, the securities legislation further provides a purchaser with remedies for rescission or, in some jurisdictions, revisions of the price, or damages if the Prospectus, Prospectus Supplement, and any amendment relating to Securities purchased by a purchaser contains a misrepresentation or are not sent or delivered to the purchaser, provided that the remedies for rescission, revisions of the price or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory.
Purchasers of securities distributed under an “at-the-market distribution” by the Company do not have the right to withdraw from an agreement to purchase the securities and do not have remedies of rescission or, in some jurisdictions, revisions of the price, or damages for non-delivery of the Prospectus, a Prospectus Supplement, and any amendment relating to the securities purchased by such purchaser because the Prospectus, a Prospectus Supplement, and any amendment relating to the securities purchased by such purchaser will not be sent or delivered, as permitted under Part 9 of NI 44-102.
Any remedies under securities legislation that a purchaser of securities distributed under an “at-the-market distribution” by the Company may have against the Company or its agents for rescission or, in some jurisdictions, revisions of the price, or damages if the Prospectus, a Prospectus Supplement, and any amendment relating to securities purchased by a purchaser contain a misrepresentation will remain unaffected by the non-delivery of the Prospectus or a Prospectus Supplement.
In an offering of convertible, exchangeable or exercisable Securities, original purchasers will have a contractual right of rescission against the Company following the conversion, exchange or exercise of such Securities in the event that this Prospectus, the applicable Prospectus Supplement or any amendment thereto contains a misrepresentation. The contractual right of rescission will entitle such original purchasers to receive, upon surrender of the securities issued upon conversion, exchange or exercise of such Securities, the amount paid for such Securities, including any amount paid by such original holder in connection with such conversion, exchange or exercise, provided that the right of rescission is exercised within 180 days from the date of the purchase of such Securities under the applicable Prospectus Supplement. This contractual right of rescission will be consistent with the statutory right of rescission described under section 130 of the Securities Act (Ontario) and is in addition to any other right or remedy available to original purchasers under Section 130 of the Securities Act (Ontario) or otherwise by law.
Purchasers should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for the particulars of these rights or consult with a legal adviser.
ENFORCEMENT OF JUDGMENTS AGAINST FOREIGN PERSONS OR COMPANIES
One director of the Company resides outside of Canada. The person named below has appointed the following agent(s) for service of process:
Name of Person or Company	Name and Address of Agent
Ndamukong Suh	Bennett Jones LLP 100 King St W Suite 3400 Toronto, ON M5X 1A4
Purchasers are advised that it may not be possible for investors to enforce judgments obtained in Canada against any person or company that is incorporated, continued or otherwise organized under the laws of a foreign jurisdiction or resides outside of Canada, even if the party has appointed an agent for service of process.

CERTIFICATE OF THE CORPORATION
SIGNATURES
This short form prospectus, together with the documents incorporated herein by reference, will, as of the date of the last supplement to this prospectus relating to the securities offered by this prospectus and the supplement(s), constitute full, true and plain disclosure of all material facts relating to the securities offered by this prospectus and the supplement(s) as required by applicable securities legislation.
Pursuant to the requirements of the Securities Act of 1933, Cizzle certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-10 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Toronto, Ontario, Canada, on August 19, 2026.
CIZZLE BRANDS CORPORATION
By:
/s/ John Celenza

Name: John Celenza
Title:
Chief Executive Officer

On behalf of the Board of Directors

C-1

SCHEDULE “A”
AUDIT COMMITTEE CHARTER CIZZLE BRANDS CORPORATION
This charter (“Charter”) sets out the purpose, composition, member qualification, roles and responsibilities, manner of reporting to the board of directors (the “Board”) of Cizzle Brands Corporation (“Cizzle”), and the general objectives and operation of Cizzle’s audit committee (the “Committee”).
Mandate of the Committee
The primary mandate of the Committee is oversight of Cizzle’s external auditors (“Auditors”), financial reporting and continuous disclosure, financial risk management, Cizzle’s whistleblower and fraud function, and compliance with tax and securities laws.
Roles & Responsibilities
In executing its mandate, the Committee shall have the following roles and responsibilities:
External Auditor
The Committee will: (a) select, evaluate and recommend to the Board, for shareholder approval, the Auditors and, if necessary, the replacement of the Auditor; (b) prior to the annual audit, evaluate the scope of the Auditor’s review, including the Auditor’s engagement letter and the annual audit plan, fee schedule and any related services proposals; (c) recommend to the Board the Auditors’ compensation; (d) pre-approve all non- audit services to be provided by the Auditors; (e) directly oversee the work of the Auditor; (f) assist with resolving any disputes between Cizzle’s management and the Auditors regarding financial reporting; (g) ensuring that the Auditor is in good standing with the Canadian Public Accountability Board by receiving, at least annually, a report by the external auditor on the audit firm’s internal quality control processes and procedures; and (h) performing other audit, review or attestation services.
Financial Reporting
The Committee will: (a) review the audited consolidated financial statements of Cizzle, discuss those statements with management and with the Auditor, and recommend their approval to the Board; (b) review and discuss with management the quarterly consolidated financial statements, and if appropriate, recommend their approval by the Board; (c) review Cizzle’s management discussion and analysis, interim and annual press releases, and audit committee reports before Cizzle publicly discloses this information; (d) review and consider any significant reports and recommendations issued by the Auditor, together with management’s response, and the extent to which recommendations made by the Auditor have been implemented; and (e) reviewing and approving Cizzle’s hiring policies with respect to partners or employees (or former partners or employees) of a current or former auditor.
Financial Risk Management
The Committee will: (a) review with the Auditors and with management, the general policies and procedures used by Cizzle with respect to internal accounting and financial controls and remain informed of any weaknesses in internal control that could cause errors or deficiencies in financial reporting or deviations from the accounting policies of Cizzle or from applicable laws or regulations; (b) periodically review activities, organizational structure, and qualifications of the CFO and the staff in the financial reporting area, circumstances surrounding the departure of any officers in charge of financial reporting, and the appointment of individuals in these functions, and ensure that matters related to succession planning within Cizzle are raised for consideration at the Board; (c) review management plans regarding any changes in accounting practices or policies and the financial impact thereof; and (d) establishing procedures for: reviewing the adequacy of Cizzle’s insurance coverage, including the Directors’ and Officers’ insurance coverage.
Fraud & Whistleblower Program
The Committee will: (a) establish procedures for the confidential, anonymous submission by employees of Cizzle of complaints regarding questionable accounting or auditing matters and the receipt, retention and treatment of any such complaints; and (b) review fraud prevention policies and programs, and monitor their implementation.
Compliance with Laws
The Committee will: review regular reports from management and others (e.g., external auditors, legal counsel) with respect to Cizzle’s compliance with laws and regulations relating to financial controls, records and reporting including: (a) tax and financial reporting laws and regulations; (b) legal withholding requirements; (c) laws and regulations which expose directors to liability; and (d) orientation of new members and continuous education of all members.
The Committee is also responsible for the other matters as set out in this Charter and/or such other matters as may be directed by the Board from time to time.
Composition
The Committee must be comprised of a minimum of three directors of Cizzle. All members of the Committee must be financially literate as defined in NI 52-110. If upon appointment a member of the Committee is not financially literate, the person will be given a reasonable period of time to acquire the required level of financial literacy.
The Board will appoint a chair of the Committee (the Chair) to serve for a term of one (1) year on an annual basis. The Chair may serve as the chair of the Committee for any number of consecutive terms. The Chair shall be responsible for leadership of the Committee, including scheduling and chairing meetings, preparing agendas and briefing documents, and making regular reports to the Board. The Committee may form and delegate authority to subcommittees where appropriate.
The members of the Committee will be appointed by the Board annually, and from time to time to fill vacancies, as required. A Committee member may be removed or replaced at any time at the discretion of the Board and will cease to be a member of the Committee on ceasing to be an independent director.
Meetings & Minutes
The Committee shall meet as necessary, at a minimum at least four (4) times per year, to enable it to fulfill its responsibilities and duties as set forth herein.
The quorum required to constitute a meeting of the Committee is set at a majority of members. The Chair will set the agenda for each meeting, after consulting with management and the external auditor. Agenda materials such as draft financial statements must be circulated to all Committee members prior to the meeting for members to have a reasonable amount of time to review the materials.
The external auditors (Auditors), will be provided with notice as necessary of any Committee meeting, will be invited to attend each such meeting and will receive an opportunity to be heard at those meetings on matters related to the Auditor’s duties.
The Committee will meet in camera separately with each of the Chief Executive Officer (“CEO”) and the Chief Financial Officer (“CFO”) at least annually to review the financial affairs of Cizzle. The Committee will meet with the Auditor in camera at least once each year, at such time(s) as it deems appropriate, to review the external auditor’s examination and report.
Each of the Chair of the Committee, members of the Committee, Chair of the Board, external auditor, CEO, CFO or secretary shall be entitled to request that the Chair of the Committee call a meeting which shall be held within 48 hours of receipt of such request to consider any matter that such individual believes should be brought to the attention of the Board or the shareholders.
The Committee will keep minutes of its meetings which accurately recording the decisions reached by the Committee, and which minutes are filed with the minutes of the meetings of the Board.
Reporting
The Committee will report, at least annually, to the Board regarding the Committee’s examinations and recommendations.
Express Authority
The Committee shall have unrestricted access to Cizzle’s officers and employees. The Committee may conduct or authorize investigations into or studies of matters within the Committee’s scope of responsibilities and duties. In addition to all authority required to carry out the duties and responsibilities included in this Charter, the Committee has specific authority to: (a) engage, set and pay the compensation for independent counsel and other advisors as it determines necessary to carry out its duties and responsibilities, and any such consultants or professional advisors so retained by the Committee will report directly to the Committee; (b) communicate directly with management and any internal auditor, and with the Auditors without management involvement; and (c) incur ordinary administrative expenses that are necessary or appropriate in carrying out its duties, which expenses will be paid for by Cizzle.
Annual Review
The Committee shall review and assess the adequacy of this Charter periodically as conditions dictate, but at least annually, to ensure compliance with any rules or regulations and recommend any modifications to this Charter if and when appropriate to the Board for its approval.
The Board will conduct an annual performance evaluation of the Committee, taking into account the Charter, to determine the effectiveness of the Committee.

SCHEDULE “B”
MANDATE OF THE BOARD OF DIRECTORS
A.
INTRODUCTION

The Board of Directors (the “Board”) has the responsibility for the overall stewardship of the conduct of the business of Cizzle Brands Corporation (the “Corporation”) and the activities of management. Management is responsible for the day-to-day conduct of the business. The Board’s fundamental objectives are to enhance and preserve long-term shareholder value, and to ensure the Corporation meets its obligations on an ongoing basis and that the Corporation operates in a reliable and safe manner. In performing its functions, the Board should also consider the legitimate interests that its other stakeholders, such as employees, customers and communities, may have in the Corporation. In overseeing the conduct of the business, the Board, through the Chief Executive Officer (“CEO”), shall set the standards of conduct for the Corporation.
B.
PROCEDURES AND ORGANIZATION

The Board operates by delegating certain of its authorities to management and by reserving certain powers to itself. The Board retains the responsibility for managing its own affairs including selecting its Chair and Lead Director, nominating candidates for election to the Board and constituting committees of the Board. Subject to the Articles and By-Laws of the Corporation and applicable laws (the “Act”), the Board may constitute, seek the advice of and delegate powers, duties and responsibilities to committees of the Board.
DUTIES AND RESPONSIBILITIES
The Board’s principal duties and responsibilities fall into the categories outlined below.
1.
Legal Requirements

(a)
The Board has the responsibility to ensure that legal requirements have been met and documents and records have been properly prepared, approved and maintained;

(b)
The Board has the statutory responsibility to:

(i)
manage or, to the extent it is entitled to delegate such power, to supervise the management of the business and affairs of the Corporation by the senior officers of the Corporation;

(ii)
act honestly and in good faith with a view to the best interests of the Corporation;

(iii)
exercise the care, diligence and skill that reasonable, prudent people would exercise in comparable circumstances; and

(iv)
act in accordance with its obligations contained in the Act and the regulations thereto, the Corporation’s Articles and By-laws, and other applicable legislation and regulations.

2.
Independence

The Board has the responsibility to ensure that appropriate structures and procedures are in place to permit the Board to function independently of management, including endeavouring to have a majority of independent directors, as the term “independent” is defined in National Instrument 58-101 “Disclosure of Corporate Governance Practices” and set out by the Canadian Securities Administrators in Multilateral Instrument 52-110 and any other applicable laws and regulations as the same may be amended from time to time.

3.
Strategy Determination

The Board has the responsibility to ensure that there are long-term goals and a strategic planning process in place for the Corporation and to participate with management directly or through its committees in developing and approving the mission of the business of the Corporation and the strategic plan by which it proposes to achieve its goals, which strategic plan takes into account, among other things, the opportunities and risks of the Corporation’s business.
4.
Managing Risk

The Board has the responsibility to identify and understand the principal risks of the business in which the Corporation is engaged, to achieve a proper balance between risks incurred and the potential return to shareholders, and to ensure that there are systems in place which effectively monitor and manage those risks with a view to the long-term viability of the Corporation.
5.
Division of Responsibilities

The Board has the responsibility:
(a)
to appoint and delegate responsibilities to committees where appropriate to do so; and

(b)
to develop position descriptions for:

(i)
the Chair of the Board;

(ii)
the Lead Director of the Board;

(iii)
the Chair of each Board Committee; and

(iv)
the Chief Executive Officer

(c)
ensure that the directors of the Corporation’s subsidiaries are qualified and appropriate in keeping with the Corporation’s guidelines and that they are provided with copies of the Corporation’s policies for implementation by the subsidiaries.

To assist it in exercising its responsibilities, the Board hereby establishes four standing committees of the Board: the Audit Committee, the Corporate Governance and Nominating Committee and the Compensation Committee. The Board may also establish other standing committees from time to time.
Each committee shall have a written mandate that clearly establishes its purpose, responsibilities, members, structure and functions. Each mandate shall be reviewed by the applicable committee and Board regularly. The Board is responsible for appointing committee members.
6.
Appointment, Training and Monitoring Senior Management

The Board has the responsibility:
(a)
to appoint the CEO, to monitor and assess the CEO’s performance, to satisfy itself as to his or her integrity, and to provide advice and counsel in the execution of the CEO’s duties;

(b)
to develop or approve the corporate goals or objectives that the CEO is responsible for;

(c)
to approve the appointment of all senior corporate officers, acting upon the advice of the CEO and to satisfy itself as to the integrity of such corporate officers;

(d)
to ensure that adequate provision has been made to train, develop and compensate management and to ensure that all new directors receive a comprehensive orientation, fully understand the role of the Board and its committees, the nature and operation of the Corporation’s business and the contribution that individual directors are required to make;

(e)
to create a culture of integrity throughout the Corporation;

(f)
to ensure that management is aware of the Board’s expectations of management;

(g)
to provide for succession of management; and

(h)
to set out expectations and responsibilities of directors including attendance at meetings and review of meeting materials.

7.
Policies, Procedures and Compliance

The Board has the responsibility:
(a)
to ensure that the Corporation always operates within applicable laws, regulations and ethical standards; and

(b)
to approve and monitor compliance with significant policies and procedures by which the Corporation is operated; and

8.
Reporting and Communication

The Board has the responsibility:
(a)
to ensure the Corporation has in place policies and programs to enable the Corporation to communicate effectively with its shareholders, other stakeholders and the public generally;

(b)
to ensure that the financial performance of the Corporation is adequately reported to shareholders, other security holders and regulators on a timely and regular basis;

(c)
to ensure the timely reporting of developments that have a significant and material impact on the value of the Corporation;

(d)
to develop appropriate measures for receiving shareholder feedback; and

(e)
to develop the Corporation’s approach to corporate governance and to develop a set of corporate governance principles and guidelines.

9.
Monitoring and Acting

The Board has the responsibility:
(a)
to monitor the Corporation’s progress towards its goals and objectives and to revise and alter its direction through management in response to changing circumstances;

(b)
to act when performance falls short of its goals and objectives or when other special circumstances warrant;

(c)
to ensure that the Corporation has implemented adequate control and information systems which ensure the effective discharge of its responsibilities; and

(d)
to make regular assessments of itself, its committees and each individual director’s effectiveness and contribution.

Approved:   December 30, 2024.

SCHEDULE “C”
POSITION DESCRIPTIONS
AUDIT COMMITTEE CHAIR POSITION DESCRIPTION

A.
GENERAL

The Chair of the Audit Committee shall be the principal liaison between the Audit Committee, the Board of Directors (the “Board”) and the senior management of Cizzle Brands Corporation. The Chair of the Audit Committee shall also be in regular contact with the Corporation’s auditors and the Chief Financial Officer of the Corporation. The Chair of the Audit Committee shall be primarily responsible for ensuring that the Audit Committee fulfils its purpose, as described in the Audit Committee Mandate.
B.
DUTIES AND RESPONSIBILITIES

It shall be the duty of the Chair of the Audit Committee to:
1.
ensure that members of the Audit Committee regularly receive the information necessary for them to be able to meet their obligations as members of the Audit Committee;

2.
ensure that meetings of the Audit Committee are held as required and, in any event, not less than the number of meetings per year dictated by the Audit Committee Mandate;

3.
be responsible:

(a)
for the dissemination of notices, agenda and meeting materials for all Audit Committee meetings; and

(b)
for chairing those meetings or designating the Chair to another Audit Committee member;

4.
coordinate the attendance of the Corporation’s external auditors at such meetings of the Audit Committee where their attendance is requested; and

5.
ensure that minutes are kept of each meeting of the Audit Committee and that copies of all minutes are provided to all members of the Audit Committee.

C.
REPORTING

The Chair of the Audit Committee shall report regularly to the Board on all matters within the authority and mandate of the Audit Committee and, in particular, at each meeting of the Board called to approve recommendations of the Audit Committee in respect of the Corporation’s quarterly and annual financial statements.
Approved:   September 2025

CHIEF EXECUTIVE OFFICER’S POSITION DESCRIPTION

A.
INTRODUCTION

The Chief Executive Officer (the “CEO”) is the senior management officer of Cizzle Brands Corporation (the “Corporation”). As such, the CEO is responsible for leading an effective and cohesive management team, setting the tone for the Corporation, enhancing shareholder value, advancing the interests of the Corporation, demonstrating high ethical standards and fairness, and executing the strategic vision of the Corporation. The CEO also represents the Corporation to external groups and stakeholders as its main spokesperson and ensures that the Corporation meets its short-term operational and long-term strategic goals. The CEO works with, and is accountable to, the Board of Directors (the “Board”) of the Corporation.
B.
DUTIES AND RESPONSIBILITIES

The CEO’s primary duties and responsibilities include:
1.
Leading the Corporation’s management team in the day-to-day operation of the Corporation’s business.

2.
Consistently striving to achieve the Corporation’s strategic, financial and operating goals and objectives.

3.
Ensuring that the Corporation achieves and maintains a satisfactory competitive position within its industry and a standard of operational excellence.

4.
Developing and recommending annual business plans and budgets to the Board that support the Corporation’s operational goals and long-term strategy.

5.
Assisting the Board in developing the corporate objectives which the CEO is responsible for achieving.

6.
Ensuring that personnel and systems are in place so that the day-to-day business affairs of the Corporation are appropriately managed.

7.
Maintaining a positive work climate that is conducive to attracting, retaining and motivating a diverse group of top-quality employees at all levels.

8.
In coordination with the Chair of the Board or the Lead Director, as applicable, serving as the chief spokesperson for the Corporation.

9.
Developing, together with the Board, long-term strategies with a view to shareholder value creation.

10.
Monitoring the operational performance and strategic direction of the Corporation.

11.
Identifying the principal risks affecting the Corporation’s business and ensuring the implementation of appropriate systems to manage these risks.

12.
Ensuring that appropriate personnel and systems are in place for the integrity and adequacy of the Corporation’s internal control framework and management information systems.

13.
Ensuring that the Corporation has an effective management development and succession plan for senior management, including processes for the appointment, training and monitoring of senior management.

14.
Reporting regularly to the Board with relevant, timely and quality information relating to the development of the Corporation’s business to ensure that the Board is able to fully discharge its duties, including by:

(a)
prior to Board meetings, assisting the Chair of the Board and/or the Lead Director in fixing the meeting agenda and preparing the documents necessary to support an appropriate discussion of each agenda item;

(b)
at the direction of the Board, presenting an economic and financial report at every quarterly meeting of the Board; and

(c)
together with the Corporate Secretary, ensuring the minutes of Board meetings are distributed to directors.

15.
Overseeing the implementation of major corporate policies and recommending updates to the Board as necessary or appropriate.

16.
Fostering a corporate culture that promotes ethical practices and encourages individual integrity.

C.
ANNUAL REVIEW

The Corporate Governance and Nominating Committee shall review and assess the adequacy of this position description annually and recommend to the Board any changes it deems appropriate.
Updated:   December, 2024

COMPENSATION COMMITTEE CHAIR’S POSITION DESCRIPTION

A.
GENERAL

The Chair of the Compensation Committee (the “Committee”) of Cizzle Brands Corporation (the “Corporation”) shall be the principal liaison between the Committee and the Board of Directors (the “Board”). The Chair of the Committee shall also be in regular contact with the Corporation’s legal counsel. The Chair of the Committee shall be primarily responsible for ensuring that the Committee fulfils its purpose, as described in the Committee Mandate.
B.
DUTIES AND RESPONSIBILITIES

It shall be the duty of the Chair of the Committee to:
1.
ensure that members of the Committee regularly receive the information necessary for them to be able to meet their obligations as members of the Committee;

2.
ensure that meetings of the Committee are held as required and in any event not less than the number of meetings per year dictated by the Committee Mandate;

3.
be responsible:

(a)
for the preparation and dissemination of notices, agenda and meeting materials for all Committee meetings; and

(b)
for chairing these meetings or designating the Chair to another Committee member;

4.
monitor the preparation of, and to review, the Committee’s annual report to the shareholders of the Corporation relating to the Corporation’s system of corporate governance and the operation of such system; and

5.
ensure that minutes are kept at each meeting of the Committee and that copies of all minutes are provided to all members of the Committee.

C.
REPORTING

1.
The Chair of the Committee shall report regularly to the Board on all matters within the authority and mandate of the Committee and, in particular, at each meeting of the Board called to consider, recommend or approve matters relating to the Corporation’s corporate governance.

2.
The Chair of the Committee shall report to the committees of the Board on corporate governance issues as they relate to the function or operations of that committee.

Approved:   December 2024

CORPORATE GOVERNANCE AND NOMINATING COMMITTEE CHAIR’S POSITION DESCRIPTION

A.
GENERAL

The Chair of the Corporate Governance and Nominating Committee (the “CGNC”) of Cizzle Brands Corporation (the “Corporation”) shall be the principal liaison between the CGNC and the Board of Directors (the “Board”). The Chair of the CGNC shall also be in regular contact with the Corporation’s legal counsel. The Chair of the CGNC shall be primarily responsible for ensuring that the CGNC fulfils its purpose, as described in the CGNC Mandate.
B.
DUTIES AND RESPONSIBILITIES

It shall be the duty of the Chair of the CGNC to:
1.
ensure that members of the CGNC regularly receive the information necessary for them to be able to meet their obligations as members of the CGNC;

2.
ensure that meetings of the CGNC are held as required and in any event not less than the number of meetings per year dictated by the CGNC Mandate;

3.
be responsible:

(a)
for the preparation and dissemination of notices, agenda and meeting materials for all CGNC meetings; and

(b)
for chairing these meetings or designating the Chair to another CGNC member;

4.
monitor the preparation of, and to review, the CGNC’s annual report to the shareholders of the Corporation relating to the Corporation’s system of corporate governance and the operation of such system; and

5.
ensure that minutes are kept at each meeting of the CGNC and that copies of all minutes are provided to all members of the CGNC.

C.
REPORTING

1.
The Chair of the CGNC shall report regularly to the Board on all matters within the authority and mandate of the CGNC and, in particular, at each meeting of the Board called to consider, recommend or approve matters relating to the Corporation’s corporate governance.

2.
The Chair of the CGNC shall report to the committees of the Board on corporate governance issues as they relate to the function or operations of that committee.

Approved:   December 2024

BOARD CHAIR’S POSITION DESCRIPTION

A.
INTRODUCTION

The Chair of the Board of Directors (the “Chair”) is responsible for the management, development and the effective performance of the Board of Directors (the “Board”) of Cizzle Brands Corporation (the “Corporation”), and for providing leadership to the Board for all aspects of its work. The Chair acts in an advisory capacity to the officers of the Corporation on all matters concerning the interests and management of the Corporation and, in coordination with the Lead Director and CEO, may play a role in the Corporation’s external relationships.
B.
POWERS AND RESPONSIBILITIES

In addition to the authority and responsibilities applicable to all other directors, and in consultation with and subject to the authority and responsibilities of the Lead Director, the Chair’s powers and responsibilities shall include the following:
Board Leadership and Stewardship
1.
Providing leadership to the Board and assisting the Board in reviewing and monitoring the strategy, goals, objectives and policies of the Corporation.

2.
Helping ensure that the Board is alert to its obligations and responsibilities and overseeing the Board’s discharge of the duties assigned to it by law, in the constating documents of the Corporation, the Board mandate, the committee mandates, and the Corporation’s policies and guidelines.

3.
Overseeing the establishment of procedures to govern the Board’s discharge of its mandate, duties and responsibilities.

4.
In consultation with the Lead Director, assisting the Corporate Governance and Nominating Committee in constituting the Board and helping ensure a proper committee structure including the assignment of committee members and chairs.

5.
In collaboration with the Lead Director helping ensure that, where functions are delegated to appropriate committees of the Board, the functions are carried out and results are reported to the Board in a timely manner.

6.
Together with the Lead Director, communicating with the Board to keep it up to date on all major developments and helping ensure that the Board has sufficient knowledge and adequate material on a timely basis to permit it to make informed decisions.

7.
Together with the Lead Director, establishing guidelines for the conduct of the Board and encouraging each director to make a significant contribution.

Meetings
8.
Presiding over meetings of the shareholders of the Corporation or delegating such responsibility to the Lead Director or, if they are absent or not willing to act, to another Director.

9.
Together with the Lead Director, calling and scheduling meetings of the Board.

10.
Consulting with the Lead Director in fixing the agenda and determining materials for meetings of the Board.

11.
Subject to Item 12, presiding over meetings of the Board or delegating such responsibility to the

Lead Director and helping ensure that sufficient time is allotted during Board meetings for effective discussion of agenda items, and fostering a collaborative environment in which directors are free to express their points of view.
12.
Providing opportunities for independent directors to meet in camera at each Board meeting in the absence of non-independent directors, with such in camera sessions being presided upon by the Lead Director.

13.
Together with the Lead Director, working with committee chairs to coordinate the schedule of committee meetings.

Liaising with Management
14.
Together with the Lead Director coordinating with, and where appropriate providing direction regarding the activities of, the Corporate Secretary.

15.
Together with the Lead Director, acting as liaison between the Board and management and taking all reasonable steps to help ensure that Board decisions are properly implemented.

16.
Working with the CEO to ensure management strategies, plans and performance are appropriately represented to the Board.

Engagement with Lead Director
17.
Engaging with the Lead Director to facilitate communication between the Chair and the independent directors.

Communication with Shareholders and External Groups
18.
Where appropriate, and in coordination with the Lead Director, assisting in representing the Corporation to external stakeholders, including shareholders.

Other
19.
Carrying out other duties as requested by the Board as a whole from time to time, depending on need and circumstance.

C.
REVIEW

The Corporate Governance and Nominating Committee shall review and assess the adequacy of this position description periodically and recommend to the Board any changes it deems appropriate.
Approved:   December 30, 2024

MANDATE OF THE COMPENSATION COMMITTEE

A.
PURPOSE

The overall purpose of the Compensation Committee (the “Committee”) is to implement and oversee compensation policies approved by the Board of Directors (the “Board”) of the Corporation.
B.
COMPOSITION, PROCEDURES AND ORGANIZATION

1.
The Committee shall consist of at least three members of the Board, a majority of whom shall be “independent”, as that term is defined in National Instrument 58-101 “Disclosure of Corporate Governance Practices”.

2.
The Board, at its organizational meeting held in conjunction with each annual general meeting of the shareholders, shall appoint the members of the Committee for the ensuing year. The Board may at any time remove or replace any member of the Committee and may fill any vacancy in the Committee. Unless the Board shall have appointed a chair of the Committee, the members of the Committee shall elect a chair from among their number.

3.
The secretary of the Committee shall be designated from time to time from one of the members of the Committee or, failing that, shall be the Corporation’s Corporate Secretary, unless otherwise determined by the Committee.

4.
The Committee shall meet regularly each year on such dates and at such locations as the Chair of the Committee shall determine and may also meet at any other time or times on the call of the Chair of the Committee or any two of the other members. The quorum for meetings shall be a majority of the members of the Committee, present in person or by telephone or other telecommunication device that permits all persons participating in the meeting to speak and to hear each other.

5.
The Chief Executive Officer shall be available to advise the Committee, shall receive notice of all meetings of the Committee and may attend meetings at the invitation of the Committee.

6.
The Committee shall have access to such officers and employees of the Corporation and to such information respecting the Corporation and may engage independent compensation consultants at the expense of the Corporation, all as it considers to be necessary or advisable in order to perform its duties and responsibilities.

C.
DUTIES AND RESPONSIBILITIES

1.
The duties and responsibilities of the Committee shall be as follows:

(a)
to recommend to the Board compensation policies and guidelines for application to the Corporation;

(b)
to ensure that the Corporation has in place programs to attract and develop management of the highest calibre and a process to provide for the orderly succession of management;

(c)
to review and approve corporate goals and objectives relevant to the compensation of the Chief Executive Officer and, in light of those goals and objectives, to recommend to the Board the annual salary, bonus and other benefits, direct and indirect, of the Chief Executive Officer and to approve compensation for all other designated officers of the Corporation, after considering the recommendations of the Chief Executive Officer, all within the compensation policies and guidelines approved by the Board;

(d)
to implement and administer compensation policies approved by the Board concerning the following:

(i)
executive compensation, contracts, stock plans or other incentive plans, including making recommendations to the Board regarding equity-based compensation and options; and

(ii)
proposed personnel changes involving officers reporting to the Chief Executive Officer;

(e)
from time to time, to review the Corporation’s broad policies and programs in relation to benefits;

(f)
to annually receive from the Chief Executive Officer recommendations concerning annual compensation policies and budgets, including both short term incentives and long term incentives including stock options, for all employees;

(g)
from time to time, to review with the Chief Executive Officer the Corporation’s broad policies on compensation for all employee;

(h)
to periodically review the adequacy and form of the compensation of directors and to ensure that the compensation realistically reflects the responsibilities and risks involved in being an effective director, and to report and make recommendations to the Board accordingly;

(i)
to report regularly to the Board on all of the Committee’s activities and findings during that year;

(j)
to develop a calendar of activities to be undertaken by the Committee for each ensuing year and to submit the calendar in the appropriate format to the Board of Directors within a reasonable period of time following each annual general meeting of shareholders; and

(k)
to review executive compensation disclosure before the Corporation publicly discloses this information.

Approved:   December 2024

LEAD DIRECTOR POSITION DESCRIPTION

A.
INTRODUCTION

The Lead Director shall be an independent director appointed annually by the independent members of the Board of Directors (the “Board”) of Cizzle Brands Corporation (the “Corporation”) to act as the independent leader of the Board. The Lead Director will have a sufficient level of experience with corporate governance matters to help ensure that the Board functions independently of management of the Corporation and the Chair of the Board (the “Chair”). If the appointment of the Lead Director is not made annually, the director who is then serving as Lead Director shall continue in that role until his or her successor is appointed. If the Chair is an independent director, the Chair shall also carry out the duties of the Lead Director.
The primary role of the Lead Director is to facilitate the functioning of the Board independently of management and the Chair, to serve as an independent leadership contact for directors and management and to assist in maintaining and enhancing the quality of the Corporation’s corporate governance.
B.
POWERS AND RESPONSIBILITIES

In addition to the authority and responsibilities applicable to all other directors, the Lead Director’s powers and responsibilities shall include the following:
General Governance and Oversight
1.
Helping ensure that the Board functions independently of management and providing leadership to the Board in circumstances where the Chair or any other director has (or may be perceived to have) a conflict of interest.

2.
Helping ensure that the independent directors are alert to their obligations and responsibilities and fully discharge their duties as independent directors.

3.
In consultation with the Chair, assisting the Corporate Governance and Nominating Committee in constituting the Board and helping ensure a proper committee structure including the assignment of committee members and chairs.

Meetings
4.
Together with the Chair, calling and scheduling meetings of the Board.

5.
At their discretion, calling and scheduling meetings of the independent directors.

6.
Presiding over meetings of the independent directors or at in camera sessions of the independent directors.

7.
When delegated by the Chair or when the Chair is absent or not willing or able to act, presiding over meetings of the Board and when presiding, helping ensure that sufficient time is allotted during Board meetings for effective discussion of agenda items, and fostering a collaborative environment in which directors are free to express their points of view.

8.
Presiding over meetings of the Board in circumstances where the Chair has (or may be perceived to have) a conflict of interest with respect to matters to be acted upon.

9.
Consulting with the Chair in fixing the agenda and determining materials for meetings of the Board and, at his or her discretion, adding additional items to the agenda and/or meeting materials for such meetings.

Liaising with Management
10.
Overseeing the annual performance evaluation of the Chief Executive Officer.

Engagement with the Chair
11.
Facilitating communication between the independent directors and the Chair.

12.
Debriefing the Chair on decisions reached at meetings of independent directors or at in camera sessions.

13.
Between meetings, acting as a liaison between the independent directors, and the Chair and management of the Corporation.

Other Powers and Responsibilities
14.
Where appropriate, retaining independent advisors on behalf of the Board or the independent directors, at the Corporation’s expense.

15.
Carrying out such other duties as requested by the Board or the independent directors, from time to time, depending on need and circumstance.

C.
REVIEW

The Corporate Governance and Nominating Committee shall review and assess the adequacy of this position description periodically and recommend to the Board any changes it deems appropriate.
Approved:   December 30, 2024

SCHEDULE “D”
CODE OF BUSINESS CONDUCT AND ETHICS
1.
PURPOSE OF THIS CODE

1.1
This Code of Business Conduct and Ethics (“Code”) is intended to document the principles of conduct and ethics to be followed by employees, officers and directors of Cizzle Brands Corporation (the “Company”). Its purpose is to:

(a)
promote honest and ethical conduct, including the ethical handling of actual or apparent conflicts of interest between personal and professional relationships;

(b)
promote avoidance of conflicts of interest, including disclosure to an appropriate person of any material transaction or relationship that reasonably could be expected to give rise to such a conflict;

(c)
promote full, fair, accurate, timely and understandable disclosure in reports and documents that Company files with, or submits to, the securities regulators and in other public communications made by Company;

(d)
promote compliance with applicable governmental laws, rules and regulations;

(e)
promote the prompt internal reporting to an appropriate person of violations of this Code;

(f)
promote accountability for adherence to this Code;

(g)
provide guidance to employees, officers and directors to help them recognize and deal with ethical issues;

(h)
provide mechanisms to report unethical conduct; and

(i)
help foster the Company’s culture of honesty and accountability.

1.2
The Company expects all its employees, officers and directors to comply at all times with the principles in this Code. Violations of this Code are grounds for disciplinary action up to and including immediate termination of employment and possible legal prosecution. For the purpose of this Code, the Company’s Chief Risk Officer shall be its Chief Financial Officer.

2.
RESPONSIBILITY

2.1
This Code outlines a framework of guiding principles. As with any statement of policy, the exercise of judgment is required in determining the applicability of this Code to each individual situation.

2.2
It is the responsibility of every Company employee, officer and director to read and understand the Code. Individuals must comply with the Code in both letter and spirit. Ignorance of the Code will not excuse individuals from its requirements.

3.
COMPLIANCE WITH LAW

3.1
Each employee, officer and director must at all times comply fully with applicable laws and avoid any situation that could be perceived as improper, unethical or indicate a casual attitude towards compliance with the law.

3.2
No employee, officer or director shall commit or condone an illegal act or instruct another employee to do so.

3.3
Employees, officers and directors are expected to be sufficiently familiar with any legislation that applies to their circumstances and shall recognize potential liabilities, seeking advice where appropriate.

3.4
When in doubt, employees, officers and directors are expected to seek clarification from their immediate supervisor or the Chief Risk Officer.

3.5
Where it is not possible for the employee, officer or director to address a particular concern in consultation with his/her immediate supervisor or the Chief Risk Officer, they may seek clarification from the Nomination and Governance Committee Chairperson. An email may be sent via confidential e-mail to the Nomination and Governance Committee Chairperson at jcelenza@cizzlebrands.com.

4.
CONFLICTS OF INTEREST

4.1
Employees, officers and directors shall avoid situations where their personal interest could conflict with, or appear to conflict with, the interests of the Company and its shareholders.

4.2
Conflicts of interest arise where an individual’s position or responsibilities with the Company present an opportunity for personal gain apart from the normal rewards of employment, to the detriment of the Company. They also arise where an individual’s personal interests are inconsistent with those of the Company and create conflicting loyalties. Such conflicting loyalties can cause an individual to give preference to personal interests in situations where corporate responsibilities should come first. Employees, officers and directors, shall perform the responsibilities of their positions on the basis of what is in the best interests of the Company and free from the influence of personal considerations and relationships.

4.3
If a potential conflict of interest arises and the individual involved is an employee of the Company, the individual involved must immediately notify their immediate supervisor and the Company’s Chief Risk Officer in writing and no further action may be taken unless authorized in writing by the individual’s immediate supervisor and by the Company’s Chief Risk Officer. If such individual is an officer or director of the Company, the Chair of the Board of Directors of the Company as well as the Company’s Chief Risk Officer must be immediately notified in writing and no further action may be taken until authorized in writing by the Chair of the Board of Directors and by the Company’s Chief Risk Officer.

4.4
While it is not possible to detail every situation where conflicts of interest may arise, the following policies cover the areas that have the greatest potential for conflict:

(a)
Speculation in Company Securities and Use of Inside Information

Numerous laws, both federal and provincial, regulate transactions in corporate securities and the securities industry. Violation of these laws may lead to civil and criminal actions against the individual and the company involved. All employees, officers and directors will take all steps to be in compliance with such laws and in order to do so will adhere to the Insider Trading Policy.
(b)
Personal Financial Interest

Employees, officers and directors, should avoid any outside financial interests which might influence their corporate decisions or actions. An employee of the Company whose corporate duties bring them into business dealings with a business in which they or a member of their family has a financial interest or to which they or a member of their family has an indebtedness, or a business employing a relative or close friend, must immediately notify his or her immediate supervisor and the Company’s Chief Risk Officer in writing, and a transaction may not be completed unless properly authorized in writing by both the employee’s immediate supervisor and the Company’s Chief Risk Officer, after full disclosure of the relationship in writing. An officer or director of the Company whose corporate duties bring them into business dealings with a business in which they or a member of their family has a financial interest or to which they or a member of their family has an indebtedness, or a business employing a relative or close friend, must immediately notify the Chair of the Board of Directors of the Company as well as the Company’s Chief Risk Officer and a transaction may not be completed unless properly authorized in writing by both the Chair of the Board of Directors and the Company’s Chief Risk Officer, after full disclosure of the relationship in writing.

An employee, officer or director may not perform work or services for an organization doing or seeking to do business with the Company without appropriate prior written approval of such individual’s immediate supervisor and the Company’s Chief Risk Officer in the case of an employee, and of the Chair of the Board of Directors and the Company’s Chief Risk Officer, in the case of an officer or director of the Company. An employee, officer or director may not be a director, officer, partner or consultant of an organization (other than an organization in which the Company holds an interest or in which the Company has the right to nominate a director, officer, partner or consultant) doing or seeking to do business with the Company, nor may they permit their name to be used in any way indicating a business connection with such an organization, without appropriate prior written approval of their immediate supervisor and the Chief Risk Officer in the case of an employee, and of the Chair of the Board of Directors and the Company’s Chief Risk Officer in the case of an officer or director of the Company.
An employee shall not accept for themselves, or for the benefit of any relative or friend, any payments, loans, services, favours involving more than ordinary social amenity, or gifts of more than nominal value from any organization doing or seeking to do business with the Company, except in accordance with this Code and within normal business practices.
(c)
Outside Activities

Employees and officers of the Company should avoid outside activities which would impair the effective performance of their responsibilities to the Company, either because of demands on their time, or because the outside commitments can be contrary to their obligations to the Company.
(d)
Protection and Proper Use of Company Assets

All employees, officers and directors have an obligation to protect the Company’s assets, including opportunity, information and the Company’s name, and ensure their efficient use. Theft, carelessness and waste have a direct impact on the Company’s profitability. All of the Company’s assets must be used only for legitimate business purposes and not for personal use.
(e)
Corporate Opportunities

Officers and directors will not (a) take for themselves personally, opportunities that are discovered through the use of corporate property, information or position; (b) use corporate property, information, or position for personal gain; or (c) compete with the Company, in a manner which conflicts with fiduciary and other duties under the Canada Business Corporations Act and other applicable law. Officers and directors owe a duty to the Company to advance its legitimate interests when the opportunity to do so arises.
Employees will not (a) take for themselves personally opportunities that are discovered through the use of corporate property, information or position; (b) use corporate property, information, or position for personal gain; or (c) compete with the Company, without appropriate prior written approval of such individual’s immediate supervisor and the Company’s Chief Risk Officer.
5.
FAIR DEALING

5.1
Employees, officers and directors should endeavor to deal fairly with the Company’s clients, service providers, suppliers, and employees. No director should take unfair advantage of anyone through manipulation, concealment, abuse of privileged information, misrepresentation of material facts or any unfair dealing practice.

6.
COMPETITIVE PRACTICES

6.1
Management of the Company firmly believes that fair competition is fundamental to continuation of the free enterprise system. The Company complies with laws of all countries which prohibit restraints of trade, unfair practices, or abuse of economic power.

7.
DEALING WITH SUPPLIERS

7.1
The Company is a valuable customer for many suppliers of goods, services and facilities. People who want to do business, or to continue to do business, with the Company must understand that all purchases by the Company will be made exclusively on the basis of price, quality, service and suitability to the Company’s needs.

7.2
Purchases of goods and services by the Company must not lead to employees, officers or directors, or their families, receiving any type of personal kickbacks or rebates. Employees, officers or directors, or their families, must not accept any form of “under-the-table” payment.

7.3
Even when gifts and entertainment are exchanged out of the purest motives of personal friendship, they can be misunderstood. They can appear to be attempts to bribe the Company’s employees, officers or directors into directing business of the Company to a particular supplier. To avoid both the reality and the appearance of improper relations with suppliers or potential suppliers, the following standards will apply to the receipt of gifts and entertainment by employees, officers and directors of the Company:

(a)
Gifts

(i)
Employees, officers and directors are prohibited from soliciting gifts, gratuities, or any other personal benefit or favor of any kind from suppliers or potential suppliers. Gifts include not only merchandise and products but also personal services and tickets to sports or other events. The Company acknowledges however that as part of normal good business relationships, suppliers may offer tickets to sports and other events, meals and other forms of normal client development gifts or services. Employees, officers and directors are prohibited from accepting gifts of money.

(ii)
Employees, officers and directors may accept unsolicited non-monetary gifts provided:

(A)
they are items of nominal intrinsic value;

(B)
they are appropriate and customary client development gifts for the industry, and they may not reasonably be considered extravagant for such employee, officer or director; or

(C)
they are advertising and promotional materials, clearly marked with the company or brand names.

(iii)
Any gift falling outside of the above guidelines must be reported to the Company’s Chief Risk Officer to determine whether it can be accepted.

(iv)
In the transaction of some international business, it is lawful and customary for business leaders in some countries to give unsolicited gifts to employees, officers or directors of the Company. These gifts can be of more than nominal value. Moreover, under the circumstances, returning the gifts or payment for them may constitute an affront to the giver. In such cases, the gift must be reported to the Company’s Chief Risk Officer who may permit the retaining of the gifts.

(v)
In all other instances where gifts cannot be returned or may adversely affect the Company’s continuing business relationships, the Company’s Chief Risk Officer must be notified. The Company’s Chief Risk Officer can require employees, officers and directors to transfer ownership of such gifts to the Company.

(b)
Entertainment

(i)
Employees, officers and directors shall not encourage or solicit entertainment from any individual or company with whom the Company does business. Entertainment includes, but is not limited to, activities such as dining, attending sporting or other special events, and travel.

(ii)
From time-to-time employees, officers and directors may accept unsolicited entertainment, but only under the following conditions:

(A)
the entertainment occurs infrequently;

(B)
it arises out of the ordinary course of business;

(C)
it involves reasonable expenditures (the amounts involved should be ones employees, officers and directors are accustomed to normally spending for their own business or personal entertainment); and

(D)
the entertainment takes place in settings that also are reasonable, appropriate, and fitting to employees, officers and directors, their hosts, and their business at hand.

8.
DEALING WITH PUBLIC OFFICIALS

8.1
Domestic and foreign laws and regulations require the Company to be in contact with public officials on a wide variety of matters. Employees, officers and directors who regularly make these contacts have special responsibilities for upholding the Company’s good name.

8.2
No employee shall make any form of payment, direct or indirect, to any public official as inducement to procuring or keeping business or having a law or regulation enacted, defeated, or violated.

8.3
When not prohibited by law, employees, officers and directors are allowed to give to public officials gifts where the presentation and acceptance of gifts is an established custom and a normal business practice. All such gifts shall be of reasonable value and the presentation approved in advance by the Company’s Chief Risk Officer. Moreover, such gifts must be presented in a manner that clearly identifies the Company and the occasion that warrants the presentation.

8.4
On special ceremonial occasions, senior officers of the Company may publicly give gifts of more than nominal value to public institutions and public bodies. Such gifts can commemorate special events or milestones in the Company’s history.

8.5
From time-to-time employees, officers and directors may entertain public officials, but only under the following conditions:

(a)
it is legal and permitted by the entity represented by the official;

(b)
the entertainment is not solicited by the public official;

(c)
the entertainment occurs infrequently;

(d)
it arises out of the ordinary course of business;

(e)
it does not involve lavish expenditures, considering the circumstances; and

(f)
the settings and types of entertainment are reasonable, appropriate and fitting to the Company’s employees, officers or directors, their guests, and the business at hand.

9.
POLITICAL ACTIVITIES AND CONTRIBUTIONS

(a)
Canada

(i)
Employees, officers and directors who participate in political activities must make every effort to ensure that they do not leave the impression that they speak or act for the Company.

(ii)
The Company encourages its employees, officers and directors to participate in political activities in their own time and at their sole expense. No corporate action, direct or indirect, will be allowed that infringes on the right of any employee individually to decide whether, to whom, and in what amount, they will make personal political contributions. The same is true of volunteer political donations of personal service time, so long as it does not interfere with the working status of employees, officers or directors.

(b)
Outside Canada

(i)
No employee, officer or director is permitted to use the Company’s funds, facilities, or other assets, to support either directly or indirectly any political candidates or political parties, without advance authorization in writing from the Company’s Chief Risk Officer. The policy of the Company is that officers, directors and employees, officers and directors should not participate in political activities in countries of which they are not nationals. However, such persons, of course, are free to participate in political activities in countries of which they are nationals in their own time and at their own expense.

10.
EQUAL OPPORTUNITY

10.1
The Company supports the principle that every individual must be accorded an equal opportunity to participate in the free enterprise system and to develop their ability to achieve their full potential within that system.

10.2
There shall be no discrimination against any employee or applicant because of race, religion, color, sex, sexual orientation, age, national or ethnic origin, or physical handicap (unless demands of the position are prohibitive). All employees, officers and directors will be treated with equality during their employment without regard to their race, religion, color, sex, sexual orientation, age, national or ethnic origin, or physical handicap, in all matters, including employment, upgrading, promotion, transfer, layoff, termination, rates of pay, selection for training and recruitment. The Company will maintain a work environment free of discriminatory practice of any kind.

10.3
No employee shall have any authority to engage in any action or course of conduct or to condone any action or course of conduct by any other person which shall in any manner, directly or indirectly, discriminate or result in discrimination in the course of employment, termination of employment, or any related matter where such discrimination is, directly or indirectly, based upon race, religion, color, sex, sexual orientation, age, national or ethnic origin, or physical handicap.

11.
HEALTH, SAFETY, AND ENVIRONMENTAL PROTECTION

11.1
It is the Company’s policy to pay due regard to the health and safety of its employees, officers and directors and others and to the state of the environment. There are federal, provincial, state and local workplace safety and environmental laws which through various governmental agencies regulate both physical safety of employees, officers and directors and their exposure to conditions in the workplace. Should an employee, officer or director be faced with an environmental health issue or have a concern about workplace safety, they should contact the Chair of the Board of Directors immediately. Any violations of laws or regulations governing workplace safety and the environment must be reported as soon as practicable, and it is the observer’s responsibility to do so.

12.
WORK ENVIRONMENT

12.1
The Company is committed to ensuring a safe and healthy working environment for all employees, free from violent threats, behaviour and actions and of harassment by another employee, contractor or visitor. Employees, officers and directors must treat each other with professional courtesy, dignity and respect at all times.

12.2
Any person who exhibits behaviour, actions or language causing or contributing to physical or verbal workplace violence or harassment on Company properties and worksites against another employee, contracted worker or person, may be removed from the premises pending the outcome of an investigation.

12.3
Threats and intimidation made via telephone, fax, electronic or conventional mail or any other communication medium will result in prevention of that person entering Company sites or communicating with employees pending an investigation. Any type of workplace violence or harassment within the workplace or during work-related activities cannot be tolerated.

12.4
Employees witnessing, or who have been made aware of, threatening acts or behaviour or forms of harassment involving an employee must report the event to their supervisor immediately. The supervisor will take every reasonable precaution to protect an employee from physical injury. All reports will be investigated to identify all potential sources of such risk and to eliminate or minimize such risks or actions within the workplace. Employees who are concerned about reporting a threatening act or behaviour or forms of harassment involving an employee to their supervisor or reporting acts involving a supervisor should contact the CEO or, failing that, the Lead Director.
12.5
No person shall subject any other employee, officer or director to unwelcome sexual advances, requests for sexual favors or other verbal or physical conduct which might be construed as sexual in nature. Such conduct may constitute sexual harassment under federal or provincial law and may be the basis for legal action against the offending employee and/or the Company.

12.6
Any employee who believes that they have been subjected to sexual harassment should immediately advise their immediate supervisor and the Company’s Chief Risk Officer, or the Nomination and Governance Committee Chairperson, that there are reasonable grounds to believe that an incident of sexual harassment has occurred. The identity of the employees, officers or directors involved will be kept strictly confidential and will not be revealed by the Company’s management without the employee’s permission. The alleged harassment will be thoroughly investigated and documented by the Company and appropriate action will be taken.

13.
INTEGRITY OF RECORDS AND FINANCIAL REPORTS

13.1
As a public company, it is of critical importance that the Company’s filings with the appropriate regulatory authorities be accurate and timely. Depending on their position with the Company, an employee, officer or director may be called upon to provide necessary information to ensure that the Company’s public reports are complete, fair and understandable. The Company expects employees, officers and directors to take this responsibility very seriously and to provide prompt accurate answers to inquiries related to the Company’s public disclosure requirements.

13.2
The integrity of the Company’s record keeping systems will be respected at all times. Employees, officers and directors are forbidden to use, authorize, or condone the use of “off-the-books” bookkeeping, secret accounts, unrecorded bank accounts, “slush” funds, falsified books, or any other devices that could be utilized to distort records or reports of the Company’s true operating results and financial condition or could otherwise result in the improper recordation of funds or transactions.

14.
USE OF AGENTS AND NON-EMPLOYEES, OFFICERS AND DIRECTORS

14.1
Agents or other non-employees cannot be used to circumvent the law. Employees, officers and directors will not retain agents or other representatives to engage in practices that run contrary to this Code.

15.
INTERNATIONAL OPERATIONS

15.1
Corporate employees, officers and directors operating outside of Canada have a special responsibility to know and obey the laws and regulations of countries where they act for the Company. Customs vary throughout the world, but all employees, officers and directors must diligently uphold the integrity of the Company in other nations.

16.
CONFIDENTIALITY

16.1
Employees, officers and directors will comply with the Disclosure, Confidentiality and Insider Trading Policy of the Company (the “Policy”). Employees, officers and directors should review and become thoroughly familiar with the Policy and are encouraged to review the Policy throughout the year.

17.
STANDARDS OF COMPLIANCE

(a)
Initial Distribution

(i)
Current employees, officers and directors designated to receive the Code will receive their copies immediately after publication.

(ii)
Future employees, officers and directors designated to receive the Code will receive their copies at the time they are hired.

(b)
Initial Verification

(i)
Upon receiving their copy of this Code, current and future employees, officers and directors will:

(A)
Become thoroughly familiar with this Code.

(B)
Resolve any doubts or questions about the Code with their supervisors or the Chief Risk Officer.

(C)
Inform their supervisors and the Chief Risk Officer, or the Nomination and Governance Committee Chairperson, of any existing holdings or activities that might be, or appear to be, at variance with this Code.

(D)
Prepare written disclosures of such information, if requested, by supervisors or the Chief Risk Officer.

(E)
Take steps to correct existing situations and bring holdings and activities into full compliance with this Code.

(c)
Maintaining Compliance

(i)
Employees, officers and directors have the responsibility to maintain their understanding of this Code.

(ii)
Supervisors have the responsibility to maintain an awareness on the part of their employees of the importance of their adhering to this Code and for reporting deviations to management.

(iii)
As requested by the Board of Directors or senior management, employees, officers and directors will be asked to re-verify their understanding of this Code and their compliance with this Code from time to time.

(iv)
Employees, officers and directors must inform their supervisors or the Chief Risk Officer of any changes in their holdings or activities that might be, or appear to be in non-compliance with this Code.

(v)
Employees, officers and directors must prepare written disclosure of such information, if requested.

(vi)
Employees, officers and directors must take steps to correct any such changes, if necessary, to bring holdings and activities into full compliance with this Code. Such steps will be approved in writing and will be based on the written disclosures submitted by employees, officers and directors.

(d)
Audits of Compliance

(i)
Regular audits of the Company may include procedures to test compliance with this Code.

18.
VIOLATIONS OF STANDARDS

18.1
Employees, officers and directors must immediately report any violations of this Code. Failure to do so can have serious consequences for the employees, officers or directors and the Company.

18.2
Reports of violations should be made by employees to their immediate supervisor and to the Company’s Chief Risk Officer, and by officers and directors to the Chair of the Board of Directors and to the Company’s Chief Risk Officer.

18.3
After a violation is investigated, appropriate action will be taken. Management has the right to determine the appropriate disciplinary action for a violation up to and including termination of employment. All proposed disciplinary action is subject to review by senior management.

18.4
Employees, officers and directors should be aware that in addition to any disciplinary action taken by the Company, violations of some of this Code may require restitution and may lead to civil or criminal action against individual employees, officers and directors and any company involved.

18.5
Supervisors have the responsibility of taking remedial steps to correct any operating procedures that may contribute to violations of this Code.

18.6
Retaliation in any form against an individual who reports a violation of this Code or who assists in the investigation of a reported violation, is itself a serious violation of this policy. Acts of retaliation should be reported immediately to their supervisor and the Chief Risk Officer, or the Nomination and Governance Committee Chairperson.

19.
AMENDMENT, MODIFICATION AND WAIVER

19.1
The Company will periodically review this Code. This Code may be amended, modified or waived by the Board of Directors and waivers may also be granted by the Nomination and Governance Committee, provided that any waivers granted to directors or executive officers of the Company by the Nomination and Governance Committee must also be approved by the Board. Employees, officers and directors will be fully informed of any material revisions to the Code.

19.2
Administrative changes to this document between periodic full reviews, including but not limited to names, titles, contact information and corrections may be made on the approval of the Nominating and Governance Committee Chair without requiring full Committee or Board approval. Any such changes will be reported to the Nominating and Governance committee at the next scheduled meeting of the committee.

20.
COMMITMENT

20.1
To demonstrate its determination and commitment, the Company asks each employee to review the Code periodically throughout the year and discuss with management any circumstances that may have arisen that could be an actual or potential violation of these ethical standards of conduct.

20.2
Directors and officers are required to acknowledge they have read this Code annually. Employees are required to sign the Code when they are engaged or when the Code is introduced.

PART II
INFORMATION NOT REQUIRED TO BE
DELIVERED TO OFFEREES OR PURCHASERS
Indemnification of Directors and Officers
Section 160 of the Business Corporations Act (British Columbia) (the “BCBCA”) authorizes a company to indemnify past and present directors and officers of the company and past and present directors and officers of a corporation of which the company is or was a shareholder, against liabilities incurred in connection with the provision of their services as such if the director or officer acted honestly and in good faith with a view to the best interests of the company and, in the case of a criminal or administrative proceeding, if he or she had reasonable grounds for believing that his or her conduct was lawful. Section 165 of the BCBCA provides that a company may purchase and maintain liability insurance for the benefit of such directors and officers.
Under the Company’s articles and subject to the provisions of the BCBCA, the Company shall indemnify a director, former director or alternate director of the Company and his or her heirs and legal personal representatives against all eligible penalties to which such person is or may be liable, and the Company shall, after the final disposition of an eligible proceeding, pay the expenses actually and reasonably incurred by such person in respect of that proceeding. Under the Company’s articles and subject to any restrictions in the BCBCA, the Company may indemnify any other person, including the officers, former officers and alternate officers of the Company.
A policy of directors’ and officers’ liability insurance is maintained by the Company which insures directors and officers against losses incurred as a result of claims against the directors and officers of the Company pursuant to the indemnity provisions under the Company’s articles and the BCBCA.
Insofar as indemnification for liabilities arising under the U.S. Securities Act may be permitted to directors, officers or persons controlling the Company pursuant to the foregoing provisions, the Company has been informed that in the opinion of the Commission such indemnification is against public policy as expressed in the U.S. Securities Act and is therefore unenforceable.
Exhibits
The following exhibits have been filed as part of the Registration Statement:
Exhibit Number	Description
4.1	Annual Information Form of the Company for the year ended July 31, 2025.
4.2	Audited consolidated financial statements of Cizzle Brands Ltd., being the acquirer of the Company by way of statutory three-cornered amalgamation, which closed on December 19, 2024, and the notes thereto as at and for the period from incorporation (January 10, 2024) to July 31, 2024, together with the auditor’s report thereon.
4.3	Audited consolidated financial statements of the Company and the note thereto as at and for the fiscal year ended July 31, 2025, and the period from incorporation (February 16, 2022) to July 31, 2024, together with the auditor’s report thereon.
4.4	Management’s discussion and analysis of the Acquirer for the fiscal year ended July 31, 2025.
4.5	Unaudited interim condensed consolidated financial statements of the Company for the three months ended October 31, 2025 and October 31, 2024.
4.6	Management’s discussion and analysis of the Company as at October 31, 2025 and for the three months ended October 31, 2025.
4.7	Unaudited interim condensed consolidated financial statements of the Company for the three and six months ended January 31, 2026.
4.8	Management’s discussion and analysis of the Company as at January 31, 2026 and for the three and six months ended January 31, 2026.

II-1

Exhibit Number	Description
4.9	Unaudited interim condensed consolidated financial statements of the Company for the three and nine months ended April 30, 2026.
4.10	Management’s discussion and analysis of the Company as at April 30, 2026 and for the three and nine months ended April 30, 2026.
4.11	Material change report dated October 4, 2024 in respect of the Company’s announcement that it had closed a non-brokered private placement of 937,500 Common Shares for gross proceeds of $100,000 at a price of $0.10667 per Common Share;
4.12	Material change report dated October 17, 2024 in respect of the Company’s announcement of the entering into of the business combination agreement with the Acquirer setting out the terms for the Transaction.
4.13	Material change report dated December 3, 2024 in respect of the Company’s announcement that it had changed its name to “Cizzle Brands Corporation” and the consolidation of its issued and outstanding Common Shares on the basis of 1.80 pre-consolidation Common Shares for every 1.00 post-consolidation Common Shares.
4.14	Material change report dated December 23, 2024 in respect of the Company’s announcement that it had closed a non-brokered private placement of 312,500 Common Shares for gross proceeds of $60,000 at a price of $0.192 per Common Share.
4.15	Material change report dated December 23, 2024 in respect of the Company’s announcement that it had closed the Transaction and the listing of its Common Shares on the Exchange.
4.16	Material change report dated July 16, 2025 in respect of the closing of the 2025 Private Placement.
5.1	Consent of MNP LLP, independent registered public accounting firm.
6.1	Power of Attorney (contained on the signature page of the Registration Statement)
7.1	Form of Indenture*
107	Calculation of Fee Table

*
If debt securities are offered by a prospectus supplement to this Registration Statement, a Statement of Eligibility on Form T-1 will be filed with the Commission.

II-2

PART III
UNDERTAKING AND CONSENT TO SERVICE OF PROCESS
Item 1.   Undertaking.
Cizzle undertakes to make available, in person or by telephone, representatives to respond to inquiries made by the Commission staff, and to furnish promptly, when requested to do so by the Commission staff, information relating to the securities registered pursuant to Form F-10 or to transactions in said securities.
Item 2.   Consent to Service of Process.
Concurrently with the filing of this Registration Statement, Cizzle has filed with the Commission a written Appointment of Agent for Service of Process and Undertaking on Form F-X.
Any change to the name or address of the agent for service of Cizzle shall be communicated promptly to the Commission by an amendment to Form F-X referencing the file number of this Registration Statement.

III-1

ADDITIONAL INFORMATION
The Company is a Canadian issuer that is permitted, under the multijurisdictional disclosure system adopted by the U.S. and Canada (the “MJDS”), to prepare this Prospectus in accordance with Canadian disclosure requirements, which are different than those of the U.S. We prepare our financial statements in accordance with International Financial Reporting Standards (“IFRS”), as issued by the International Accounting Standards Board (“IASB”), and may be subject to Canadian auditing and auditor independence standards. As a result, the financial statements included or incorporated by reference in this Prospectus and any applicable Prospectus Supplement may not be comparable to financial statements of U.S. companies.
Prospective investors should be aware that the acquisition of the Securities may have tax consequences both in the U.S. and in Canada. Such consequences for purchasers who are resident in, or citizens of, the U.S. may not be described fully herein or in any applicable Prospectus Supplement with respect to a particular offering of Securities. Prospective investors should read the tax discussion contained in any applicable Prospectus Supplement with respect to a particular offering of Securities, and consult their own tax advisors prior to deciding to purchase any Securities. See “Certain Income Tax Considerations”.
The enforcement by investors of civil liabilities under U.S. federal securities laws may be affected adversely by the fact that we are incorporated or organized under the laws of Canada, that some or all of our officers and directors are residents of Canada, that some or all of the experts named in this Prospectus are residents of Canada, and that all or a substantial portion of the Company’s assets and the assets of such persons are located outside the U.S. See “Risk Factors — Enforcement of Civil Liabilities”.
NEITHER THE U.S. SECURITIES AND EXCHANGE COMMISSION (THE “SEC”) NOR ANY U.S. STATE SECURITIES REGULATOR HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED ON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENCE.
GENERAL MATTERS
We will file with the SEC a registration statement on Form F-10 under the United States Securities Act of 1933, as amended (the “U.S. Securities Act”), relating to the Securities. This Prospectus, which constitutes a part of the registration statement, does not contain all of the information contained in the registration statement, certain items of which are contained in the exhibits to the registration statement as permitted by the rules and regulations of the SEC. Statements included or incorporated by reference into this Prospectus about the contents of any contract, agreement or other documents referred to are not necessarily complete, and in each instance, you should refer to any applicable full version or more detailed description of the contract, agreement or other document, as may be available electronically on the System for Electronic Document Analysis and Retrieval + (“SEDAR+”) at www.sedarplus.ca and on the SEC’s Electronic Data Gathering, Analysis and Retrieval system (“EDGAR”) at www.sec.gov, for a more complete description of the matter involved. Each such statement is qualified in its entirety by such reference. Information on or connected to the Company’s website, even if referred to in a document incorporated by reference herein, does not constitute part of this Prospectus or any Prospectus Supplement. See “Where You Can Find Additional Information”.

III-2

DOCUMENTS INCORPORATED BY REFERENCE
We file with Canadian Securities Authorities annual and quarterly reports, material change reports and other information. We are subject to the informational requirements of the U.S. Exchange Act, and, in accordance with the U.S. Exchange Act, we also file reports with and furnish other information to the SEC. Under the MJDS adopted by the United States, these reports and other information (including financial information) may be prepared, in part, in accordance with the disclosure requirements of Canada, which differ from those in the U.S. Our filings are also electronically available from EDGAR, which can be accessed at www.sec.gov, as well as from commercial document retrieval services. Our filings on EDGAR are not incorporated by reference in this Prospectus except as specifically set out herein.
To the extent that any document or information incorporated by reference into this Prospectus is included in a report that is filed with the SEC on Form 40-F or Form 20-F (or any respective successor form), such document or information shall also be deemed to be incorporated by reference as an exhibit to the registration statement on Form F-10 of which this Prospectus forms a part. In addition, we may, to the extent expressly provided therein, incorporate by reference into this Prospectus documents that we furnish with the SEC on Form 6-K pursuant to Section 13(a) or 15(d) of the U.S. Exchange Act.
WHERE YOU CAN FIND ADDITIONAL INFORMATION
We will file with the SEC a registration statement on Form F-10 relating to the Securities. This Prospectus, which constitutes a part of the registration statement, does not contain all of the information contained in the registration statement, certain items of which are contained in the exhibits to the registration statement as permitted by the rules and regulations of the SEC. Statements included or incorporated by reference into this Prospectus about the contents of any contract, agreement or other documents referred to are not necessarily complete, and in each instance, you should refer to the exhibits for a more complete description of the matter involved. Each such statement is qualified in its entirety by such reference.
We are subject to the information requirements of the U.S. Exchange Act and applicable Canadian securities legislation, and in accordance therewith we file reports and other information with the SEC and with the securities regulatory authorities in Canada. Under the MJDS adopted by Canada and the U.S., documents and other information that we file with the SEC may be prepared in accordance with the disclosure requirements of Canada, which are different from those of the U.S. As a foreign private issuer, we are exempt from the rules under the U.S. Exchange Act prescribing the furnishing and content of proxy statements, and our officers, directors and principal shareholders are exempt from the reporting and short-swing profit recovery provisions contained in Section 16 of the U.S. Exchange Act. In addition, we are not required to publish financial statements as promptly as U.S. companies.
You may read and download the documents we have filed with the SEC electronically on the SEC’s EDGAR website at www.sec.gov. We are also subject to filing requirements prescribed by Canadian Securities Authorities. These filings are available electronically from SEDAR+ at www.sedarplus.ca.
ENFORCEABILITY OF CIVIL LIABILITIES
We are a corporation existing under the Business Corporations Act (British Columbia) (the “BCBCA”). A number of our officers and directors and some of the experts named in this Prospectus, are residents of Canada or otherwise reside outside the U.S., and all, or a substantial portion of their assets and a substantial portion of our assets, are located outside the U.S.
We have appointed an agent for service of process in the U.S., but it may be difficult for holders of Securities who reside in the U.S. to effect service within the U.S. upon those directors, officers and experts who are not residents of the U.S. It may also be difficult for holders of Securities who reside in the U.S. to realize in the U.S. upon judgments of courts of the U.S. predicated upon our civil liability and the civil liability of our directors, officers and experts under U.S. federal securities laws or the securities laws of any state of the U.S. We have been advised by our Canadian counsel, Bennett Jones LLP, that a judgment of a U.S. court predicated solely upon civil liability under U.S. federal securities laws would likely be enforceable in Canada if the U.S. court in which the judgment was obtained has a basis for jurisdiction in the matter that would be recognized by a Canadian court for the same purposes. We have also been advised by such counsel,

III-3

however, that there is substantial doubt whether an action could be brought in Canada in the first instance on the basis of liability predicated solely upon U.S. federal securities laws.
We will file with the SEC, concurrently with our registration statement on Form F-10 of which this Prospectus is a part, an appointment of agent for service of process on Form F-X. Under the Form F-X, we appointed Bennett Jones LLP as our agent for service of process in the U.S. in connection with any investigation or administrative proceeding conducted by the SEC, and any civil suit or action brought against or involving us in a U.S. court arising out of or related to or concerning the offering of the Securities under this Prospectus.

III-4

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-10 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Toronto, Province of Ontario, Canada, on August 19, 2026.
CIZZLE BRANDS CORPORATION
By:
/s/ John Celenza

Name: John Celenza
Title:  Chief Executive Officer
POWER OF ATTORNEY
Each person whose signature appears below constitutes and appoints John Celenza and Steven Tschirhart, and each of them, either of whom may act without the joinder of the other, as his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or their substitute or substitutes may lawfully do or cause to be done by virtue hereof.
This Power of Attorney may be executed in multiple counterparts, each of which shall be deemed an original, but which taken together shall constitute one instrument.
Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated and on the dates indicated:
Signature	Title	Date
/s/ John Celenza John Celenza	Chief Executive Officer and Director (Principal Executive Officer)	August 19, 2026
/s/ Steven Tschirhart Steven Tschirhart	Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	August 19, 2026
/s/ Geoff Bedford Geoff Bedford	Director	August 19, 2026
/s/ Michael Doolan Michael Doolan	Director	August 19, 2026
/s/ Nunziato Fattore Nunziato Fattore	Director	August 19, 2026
/s/ Lauri Holomis Lauri Holomis	Director	August 19, 2026
/s/ Ndamukong Suh Ndamukong Suh	Director	August 19, 2026
/s/ David Giancoulos David Giancoulos	Director	August 19, 2026

AUTHORIZED REPRESENTATIVE
Pursuant to the requirements of Section 6(a) of the Securities Act of 1933, the undersigned has signed this Registration Statement, solely in its capacity as the duly authorized representative of Cizzle Brands Corporation in the United States, on August 19, 2026.
PUGLISI & ASSOCIATES
as authorized representative for
Cizzle Brands Corporation
By:
/s/ Donald J. Puglisi

Name:
Donald J. Puglisi

Title:
Managing Director